EXHIBIT 10.42

INCREMENTAL AMENDMENT NO. 2,
dated as of July 9, 2019

to the

CREDIT AGREEMENT,
dated as of July 3, 2018

among

MICRON TECHNOLOGY, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Collateral Agent

WELLS FARGO SECURITIES, LLC, HSBC SECURITIES (USA) INC. and JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

DBS BANK LTD., INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, MIZUHO BANK LTD., OVERSEA-CHINESE BANKING CORPORATION LIMITED, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BNP PARIBAS SECURITIES CORP., CITIBANK N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE AG, CAYMAN ISLAND BRANCH and MUFG BANK, LTD
as Joint Lead Arrangers

WELLS FARGO SECURITIES, LLC,
as Syndication Agent

HSBC SECURITIES (USA) INC., DBS BANK LTD., INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YOUR BRANCH, MIZUHO BANK, LTD., OVERSEA-CHINESE BANKING CORPORATION LIMITED, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, BNP PARIBAS SECURITIES CORP., CITIBANK N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE AG, CAYMAN ISLAND BRANCH and MUFG BANK, LTD.
as Co-Documentation Agents

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INCREMENTAL AMENDMENT NO. 2

INCREMENTAL AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of July 9, 2019 (this “Amendment”), among Micron Technology, Inc., a Delaware corporation (the “Company” or “Borrower”), the other Loan Parties, the lenders party hereto (the “2019 Incremental Term Loan Lenders”), JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent under the Credit Agreement (the “Administrative Agent”), and Wells Fargo Securities, LLC, as lead left arranger for the 2019 Incremental Term Loan Commitments (as defined below) (the “Lead Left Arranger”).

W I T N E S S E T H :

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time heretofore, the “Existing Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Company desires to establish Incremental Term Loan Commitments pursuant to Section 2.25 of the Credit Agreement in an aggregate principal amount equal to $1,250,000,000 (the “2019 Incremental Term Loan Commitments”); and

WHEREAS, subject to the terms and conditions set forth herein and with the consent of the 2019 Incremental Term Loan Lenders, the 2019 Incremental Term Loan Lenders have agreed to provide 2019 Incremental Term Loan Commitments in the amounts set forth in Exhibit A hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.    Defined Terms. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2.    Incremental Term Loan Commitments. Subject to the satisfaction of the conditions set forth in Section 4 below, each 2019 Incremental Term Loan Lender agrees to provide a 2019 Incremental Term Loan Commitment in such amount as forth opposite its name on Exhibit A hereto and agrees, during the period from and including the 2019 Incremental Amendment Effective Date (as defined below) to the 2019 Incremental Term Loan Commitment Termination Date (as defined in the Amended Credit Agreement), to make a 2019 Incremental Term Loan to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s 2019 Incremental Term Loan Commitment in accordance with Section 2.6 of the Amended Credit Agreement. For the avoidance of doubt, the notice requirements set forth in Section 2.25(b) of the Credit Agreement are hereby deemed to be satisfied. From and after the 2019 Incremental Amendment Effective Date, except where the context otherwise requires, the 2019 Incremental Term Loan Commitments shall constitute “Incremental Term Loan Commitments” for all purposes of the Amended Credit Agreement, and all provisions of the Amended Credit Agreement applicable to Incremental Term Loan Commitments shall be applicable to the 2019 Incremental Term Loan Commitments, and each 2019 Incremental Term Loan Lender shall have all of the rights and obligations of a “Lender” and an “Incremental Term Loan Lender” under the Amended Credit Agreement and the other Loan Documents.

SECTION 3.    Amendments. The Credit Agreement is hereby amended in accordance with Exhibit B hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, in the place where such text appears therein.

SECTION 4.    Conditions to Effectiveness. This Amendment and the obligation of the 2019 Incremental Term Loan Lenders to make the 2019 Incremental Term Loan Commitments to be made by it pursuant to Section 2 of this Amendment shall become effective on the date (the “2019 Incremental Amendment Effective Date”) that each of the following conditions shall have been satisfied or waived:

(a)    This Amendment shall have been executed and delivered by (i) a duly authorized officer of each Loan Party, (ii) the 2019 Incremental Term Loan Lenders, (iii) the Administrative Agent and (iv) the Lead Left Arranger.

(b)    The Administrative Agent and the Lead Left Arranger shall have received (i) a certificate of each Loan Party, dated the 2019 Incremental Amendment Effective Date, in the case of the Borrower, substantially in the form of Exhibit A-1 to the Credit Agreement, and, in the case of the Guarantors substantially in the form of Exhibit A-2 to the Credit Agreement, each with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that

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is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(c)    No Default or Event of Default shall have occurred and be continuing, or would result from the effectiveness of this Amendment on the 2019 Incremental Amendment Effective Date.

(d)    All representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the 2019 Incremental Amendment Effective Date, with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

(e)    the Borrower shall be in compliance, on a pro forma basis (assuming the 2019 Incremental Term Loan Commitments were drawn in full), with the financial covenants set forth in Section 6.6 of the Amended Credit Agreement recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 5.1 of the Amended Credit Agreement.

(f)    The Administrative Agent and the Lead Left Arranger shall have received a certificate of a Financial Officer certifying compliance with Sections 4(c), (d) and (e) above, together with reasonably detailed calculations demonstrating compliance with Section 4(e) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.2 of the Amended Credit Agreement, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense of the Borrower for the relevant period).

(g)    (i) the Administrative Agent shall have received from the Company payment of all fees and expenses required to be paid to the Administrative Agent on or before the 2019 Incremental Amendment Effective Date and (ii) the Lead Left Arranger shall have received from the Company payment of all fees and expenses required to be paid to the Lead Left Arranger and the 2019 Incremental Term Loan Lenders on or before the 2019 Incremental Amendment Effective Date, in each case, for which written invoices in reasonable detail have been submitted at least two Business Days prior to the 2019 Incremental Amendment Effective Date.

(h)    The Administrative Agent and the Lead Left Arranger shall have received executed legal opinions from (i) Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Borrower and the Guarantors, (ii) the general counsel of the Borrower and (iii) Stoel Rives LLP, Idaho counsel to the Loan Parties, each in form and substance satisfactory to the Administrative Agent and the Lead Left Arranger.

(i)    (i) The Lead Left Arranger shall have received all documentation and information as is reasonably requested in writing at least five days prior to the 2019 Incremental Amendment Effective Date by any 2019 Incremental Term Loan Lender about the Borrower and its Subsidiaries that is required by U.S. Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the 2019 Incremental Amendment Effective Date, any 2019 Incremental Term Loan Lender that has requested, in a written notice to the Borrower at least 10 days prior to the 2019 Incremental Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j)    With respect to each Mortgaged Property, the Administrative Agent shall have received a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination, and, to the extent a Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and evidence of flood insurance, as required by Section 5.4(b) of the Existing Credit Agreement.

SECTION 5.    Representations of the Loan Parties. On and as of the 2019 Incremental Amendment Effective Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent, the Lead Left Arranger and each Lender that this Amendment has been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance

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with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 6.    No Other Amendment or Waivers; Confirmation; Reaffirmation.

(a)    Except as expressly provided hereby, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment of any other provision of the Existing Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Administrative Agent or the Lenders. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the 2019 Incremental Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement in the Amended Credit Agreement shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

(b)    Each Loan Party hereby (i) expressly acknowledges the terms of the Amended Credit Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) to which it is a party, (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) agrees that each Security Document secures all Obligations of the Loan Parties in accordance with the terms thereof and (v) further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(c)    Each Loan Party hereby reaffirms, as of the 2019 Incremental Amendment Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Guarantee and Collateral Agreement and its grant of Liens on the Collateral to secure the Obligations.

SECTION 7.    APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.16 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 8.    Miscellaneous. (a) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)    The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including permitted assignees of its Revolving Loans in whole or in part prior to effectiveness hereof).

SECTION 9.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 10.    Post-Closing Obligations. Within 90 days after the 2019 Incremental Amendment Effective Date (which period may be extended in the reasonable discretion of the Administrative Agent upon the request of the Borrower) (unless during such period a Guarantee and Collateral Suspension Date shall have occurred and a Guarantee and Collateral Suspension Period is continuing, in which event Borrower shall not be required to satisfy the requirements of this Section 10 until the Collateral Reinstatement Date), the Borrower or relevant Loan Party shall deliver to the Administrative Agent either:

(a)    written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Collateral Agent, and which may include assumptions, exclusions and limitations which are consistent with local opinion practice) from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that: (x) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Existing Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are

4

necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Existing Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; or

(b)    the following documents:

(i)    with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (a “Mortgage Amendment”) duly executed and acknowledged by Borrower or the relevant Loan Party, in form for recording in the recording office where the Mortgage was recorded and in form approved by local counsel in the jurisdiction in which the Mortgaged Property is located, together with such certificates or affidavits as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(ii)    with respect to each Mortgage Amendment, a mortgage modification endorsement or other similar title product and at the reasonable request of the Agent, a recent title search or report (which shall not be required to “date-down” or otherwise extend the date of the policy) to the existing title policy relating to the Mortgage encumbering the applicable Mortgaged Property (a “Title Policy Endorsement”) and each such Title Policy Endorsement shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent which provide insurance to the effect that the validity and enforceability of the Mortgage, as amended by such Mortgage Amendment is not affected thereby; and

(iii)    evidence acceptable to the Collateral Agent of payment by the Borrower or relevant Loan Party of all applicable title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, and expenses required for the recording of the Mortgage Amendments and issuance of the Title Policy Endorsements.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MICRON TECHNOLOGY, INC.

By:	/s/ Gregory Routin
Name: Gregory Routin
Title: Treasurer

MICRON SEMICONDUCTOR PRODUCTS, INC.

By:	/s/ Daniel Newman
Name: Daniel Newman
Title: Vice President and Treasurer

6

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Executive Director

7

WELLS FARGO SECURITIES, LLC, as Lead Left Arranger

By:	/s/ Russell Jeter
Name: Russell Jeter
Title: Vice President

8

WELLS FARGO BANK NATIONAL ASSOCIATION, as a 2019 Incremental Term Loan Lender

By:	/s/ Lacy Houstoun
Name: Lacy Houstoun
Title: Managing Director

9

DBS BANK LTD., as a 2019 Incremental Term Loan Lender

By:	/s/ Loy Hwee Chuan
Name: Loy Hwee Chuan
Title: Senior Vice President

10

HSBC BANK USA, NATIONAL ASSOCIATION, as a 2019 Incremental Term Loan Lender

By:	/s/ Eric Seltenrich
Name: Eric Seltenrich
Title: Managing Director

11

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a 2019 Incremental Term Loan Lender

By:	/s/ Tony Huang
Name: Tony Huang
Title: Director

By:	/s/ Dayi Liu
Name: Dayi Liu
Title: Executive Director

12

MIZUHO BANK, LTD., as a 2019 Incremental Term Loan Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

13

OVERSEA CHINESE BANKING CORPORATION LIMITED, LOS ANGELES AGENCY, as a 2019 Incremental Term Loan Lender

By:	/s/ Charles Ong
Name: Charles Ong
Title: General Manager

14

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a 2019 Incremental Term Loan Lender

By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

15

BNP PARIBAS, as a 2019 Incremental Term Loan Lender

By:	/s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By:	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

16

CITIBANK N.A., as a 2019 Incremental Term Loan Lender

By:	/s/ Sean Klimchalk
Name: Sean Klimchalk
Title: Managing Director

17

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a 2019 Incremental Term Loan Lender

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Gary Herzog
Name: Gary Herzog
Title: Managing Director

18

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a 2019 Incremental Term Loan Lender

By:	/s/ William O'Daly
Name: William O'Daly
Title: Authorized Signatory

By:	/s/ Mark Zihlmann
Name: Mark Zihlmann
Title: Authorized Signatory

19

JPMORGAN CHASE BANK, N.A., as a 2019 Incremental Term Loan Lender

By:	/s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Executive Director

20

MUFG BANK, LTD, as a 2019 Incremental Term Loan Lender

By:	/s/ Matthew Antioco
Name: Matthew Antioco
Title: Director

21

GOLDMAN SACHS BANK USA, as a 2019 Incremental Term Loan Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

22

MORGAN STANLEY BANK, N.A., as a 2019 Incremental Term Loan Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

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EXHIBIT A
2019 Incremental Term Loan Commitments

2019 Incremental Term Loan Lender	2019 Incremental Term Loan Commitment
Wells Fargo Bank, National Association	$105,000,000.00
DBS Bank Ltd.	$105,000,000.00
HSBC Bank USA, National Association	$105,000,000.00
Industrial and Commercial Bank of China Limited, New York Branch	$105,000,000.00
Mizuho Bank, Ltd.	$105,000,000.00
Oversea-Chinese Banking Corporation Limited	$105,000,000.00
Australia and New Zealand Banking Group Limited	$74,000,000.00
BNP Paribas	$74,000,000.00
Citibank N.A.	$74,000,000.00
Credit Agricole Corporate and Investment Bank	$74,000,000.00
Credit Suisse AG, Cayman Islands Branch	$74,000,000.00
JPMorgan Chase Bank, N.A.	$74,000,000.00
MUFG Bank, Ltd	$74,000,000.00
Goldman Sachs Bank USA	$51,000,000.00
Morgan Stanley Bank, N.A.	$51,000,000.00
Total: $1,250,000,000

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EXHIBIT B

CONFORMED VERSION REFLECTING INCREMENTAL AMENDMENT NO. 1, DATED NOVEMBER 27, 2018 AND INCREMENTAL AMENDMENT NO. 2, DATED JULY 9, 2019

CREDIT AGREEMENT

among

MICRON TECHNOLOGY, INC.,
as Borrower

and

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Collateral Agent

Dated as of July 3, 2018

JPMORGAN CHASE BANK, N.A.
and
HSBC SECURITIES (USA) INC.

as Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,
HSBC SECURITIES (USA) INC.,
BNP PARIBAS SECURITIES CORP.,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MIZUHO BANK, LTD.,
DBS BANK, LTD.,
OVERSEA-CHINESE BANKING CORPORATION LIMITED,
CITIBANK, N.A.,
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
and
MUFG BANK, LTD.

as Joint Lead Arrangers

TABLE OF CONTENTS

		Page
SECTION 1	DEFINITIONS	~~1~~	1
1.1.	Defined Terms	~~1~~	1
1.2.	Other Definitional Provisions	~~24~~	24
1.3.	Delivery of Notices	~~24~~	24
SECTION 2	THE CREDITS	~~24~~	24
2.1.	Revolving Commitments	~~24~~	24
2.2.	Revolving Loans and Borrowing	~~24~~	24
2.3.	Requests for Revolving Borrowings	~~25~~	25
2.4.	Documentary Credits	~~25~~	25
2.5.	Funding of Revolving Borrowings	~~28~~	28
2.6.	~~RESERVED~~ 2019 Incremental Term Loan Commitments; 2019 Incremental Term Loans and Borrowing; Requests for 2019 Incremental Term Loan Borrowings	~~29~~	29
2.7.	Termination and Reduction of ~~Revolving~~ Commitments	~~29~~	30
2.8.	Repayment of Loans; Evidence of Debt	~~29~~	30
2.9.	Interest Rates and Payment Dates	~~30~~	31
2.10.	Computation of Interest and Fees	~~30~~	31
2.11.	Inability to Determine Interest Rate	~~30~~	31
2.12.	RESERVED	~~31~~	32
2.13.	Prepayment of Loans	~~31~~	32
2.14.	RESERVED	~~32~~	33
2.15.	Conversion and Continuation Options	~~32~~	33
2.16.	Limitations on Eurodollar Tranches	~~32~~	33
2.17.	Pro Rata Treatment, etc.	~~32~~	33
2.18.	Requirements of Law	~~33~~	34
2.19.	Taxes	~~34~~	35
2.20.	Indemnity	~~37~~	37
2.21.	Change of Lending Office	~~37~~	38
2.22.	Fees	~~37~~	38
2.23.	RESERVED	~~38~~	39
2.24.	Nature of Fees	~~38~~	39
2.25.	Incremental Facilities	~~38~~	39
2.26.	Replacement of Lenders	~~40~~	41
2.27.	Extensions of Commitments	~~41~~	42
2.28.	Reserved	~~42~~	42
2.29.	Defaulting Lenders	~~42~~	42
SECTION 3	REPRESENTATIONS AND WARRANTIES	~~43~~	43
3.1.	Existence; Compliance with Law	~~43~~	43
3.2.	Power; Authorizations; Enforceable Obligations	~~43~~	43
3.3.	No Legal Bar	~~43~~	44
3.4.	Accuracy of Information	~~43~~	44
3.5.	No Material Adverse Effect	~~43~~	44
3.6.	Restricted Subsidiaries	~~44~~	44
3.7.	Title to Assets; Liens	~~44~~	44

3.8.	Intellectual Property	~~44~~	44
3.9.	Use of Proceeds	~~44~~	44
3.10.	Litigation	~~44~~	44
3.11.	Federal Reserve Regulations	~~44~~	45
3.12.	Solvency	~~44~~	45
3.13.	Taxes	~~44~~	45
3.14.	ERISA	~~44~~	45
3.15.	Environmental Matters; Hazardous Material	~~45~~	45
3.16.	Investment Company Act; Other Regulations	~~45~~	45
3.17.	Labor Matters	~~45~~	45
3.18.	Security Documents	~~45~~	45
3.19.	Anti-Corruption Laws and Sanctions	~~45~~	46
3.20.	EEA Financial Institutions	~~45~~	46
3.21.	Disclosure	~~45~~	46
3.22.	ERISA Event	~~46~~	46
SECTION 4	CONDITIONS PRECEDENT	~~46~~	46
4.1.	Conditions to the Closing Date	~~46~~	46
4.2.	Each Credit Event	~~47~~	47
SECTION 5	AFFIRMATIVE COVENANTS	~~47~~	48
5.1.	Financial Statements, etc.	~~47~~	48
5.2.	Compliance Certificate; Reporting	~~48~~	48
5.3.	Maintenance of Existence	~~48~~	48
5.4.	Maintenance of Insurance	~~48~~	48
5.5.	Use of Proceeds and Documentary Credits	~~49~~	49
5.6.	After-Acquired Collateral; Further Assurances	~~49~~	49
5.7.	Compliance with Laws	~~50~~	50
5.8.	Post-Closing Obligations	~~50~~	50
5.9.	Designation of Subsidiaries	~~50~~	51
SECTION 6	NEGATIVE COVENANTS	~~51~~	51
6.1.	Limitation on Indebtedness secured by Liens and Restricted Subsidiary Indebtedness	~~51~~	51
6.2.	Limitation on Liens	~~53~~	53
6.3.	Merger, Consolidation, or Sale of Assets	~~53~~	53
6.4.	Limitation on Sale and Leaseback Transactions	~~54~~	54
6.5.	Anti-Corruption Laws and Sanctions	~~55~~	55
6.6.	Financial Covenants	~~55~~	55
SECTION 7	EVENT OF DEFAULT	~~55~~	55
7.1.	Events of Default	~~55~~	55
SECTION 8	THE AGENTS	~~57~~	57
8.1.	Appointment	~~57~~	57
8.2.	Delegation of Duties	~~58~~	57
8.3.	Exculpatory Provisions	~~58~~	57
8.4.	Reliance by the Administrative Agent	~~58~~	58
8.5.	Notice of Default	~~58~~	58
8.6.	Non-Reliance on the Agent and Other Lenders	~~58~~	58
8.7.	Indemnification	~~59~~	58

8.8.	Agent in Its Individual Capacity	~~59~~	59
8.9.	Successor Administrative Agent	~~59~~	59
8.10.	RESERVED	~~59~~	59
8.11.	Collateral Security	~~59~~	59
8.12.	Enforcement by the Administrative Agent and Collateral Agent	~~60~~	59
8.13.	Withholding Tax	~~60~~	59
8.14.	Certain ERISA Matters	~~60~~	59
SECTION 9	MISCELLANEOUS	~~61~~	61
9.1.	Amendments and Waivers	~~61~~	61
9.2.	Notices	~~63~~	62
9.3.	No Waiver; Cumulative Remedies	~~64~~	63
9.4.	Survival of Representations and Warranties	~~64~~	63
9.5.	Payment of Expenses	~~64~~	63
9.6.	Successors and Assigns; Participations	~~65~~	64
9.7.	Adjustments; Setoff	~~68~~	67
9.8.	Counterparts	~~68~~	67
9.9.	Severability	~~68~~	67
9.10.	Integration	~~69~~	67
9.11.	GOVERNING LAW	~~69~~	68
9.12.	Submission To Jurisdiction; Waivers	~~69~~	68
9.13.	Acknowledgements	~~69~~	68
9.14.	Releases of Guarantees and Liens	~~69~~	68
9.15.	Confidentiality	~~71~~	70
9.16.	WAIVERS OF JURY TRIAL	~~72~~	71
9.17.	Patriot Act	~~72~~	71
9.18.	No Fiduciary Duty	~~72~~	71
9.19.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~73~~	71
9.20.	Lien Sharing and Priority Confirmation	~~73~~	72

SCHEDULES
Schedule 1.1	Revolving Commitment Amounts
Schedule 3.6	Restricted Subsidiaries
Schedule 3.18	UCC Filing Jurisdictions

EXHIBITS
Exhibit A-1	Form of Closing Certificate for the Borrower
Exhibit A-2	Form of Closing Certificate for the Guarantors
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of First Lien Intercreditor Agreement
Exhibit F-1	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G	Form of Notice of Continuation/Conversion
Exhibit H	Form of Acceptance and Prepayment Notice

THIS CREDIT AGREEMENT, dated as of July 3, 2018, among MICRON TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent” or the “Agent”) and as collateral agent (in such capacity and including any successors in such capacity, the “Collateral Agent”), the other agents party hereto and each of the financial institutions from time to time party hereto (collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower intends to use the Loans (as defined below) for general corporate purposes.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1
Definitions

1.1.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Administrative Agent”: the meaning set forth in the preamble to this Agreement.

“Affiliate”: as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Agent”: the meaning set forth in the preamble to this Agreement.

“Aggregate Domestic Priority Debt”: Aggregate Priority Debt that is Domestic Priority Debt.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the amount of such Lender’s 2019 Incremental Term Loan Commitment then in effect or, if the 2019 Incremental Term Loan Commitments have been terminated, the amount of such Lender’s 2019 Incremental Term Loans then outstanding, (ii) if any Incremental Term Loans other than the 2019 Incremental Term Loans are then outstanding, the aggregate then unpaid principal amount of such Lender’s other Incremental Term Loans and (iii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Aggregate First Lien Debt”: as of the date of determination, the then aggregate outstanding amount, without duplication, of First Lien Debt, provided, in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate First Lien Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Restricted Subsidiary has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Borrower and its Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate First Lien Debt).

“Aggregate Priority Debt”: the sum of the following as of the date of determination: (1) the then aggregate outstanding amount of the Indebtedness of the Borrower and its Restricted Subsidiaries, without duplication, secured by Liens not permitted under Section 6.1(a) or Section 6.1(d) (determined in accordance with Section 6.1); (2) the then aggregate outstanding amount of all Restricted Subsidiary Debt, without duplication, and not permitted under Section 6.1(b) (including as a result of the exclusions set forth in clauses (1) through (5) of Section 6.1(b)) and Section 6.1(d)); provided that any such Restricted Subsidiary Debt will be excluded from this clause (2) to the extent that such Restricted Subsidiary Debt (or the related Indebtedness) is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Debt of the Borrower and its Restricted Subsidiaries in respect of sale and lease-back transactions, without duplication, not permitted under Section 6.4(a); provided that any such Attributable Debt will be excluded from this clause (3) to the extent of indebtedness relating thereto is included in clause (1) or (2) of this definition, provided further, in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Priority Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact that such

Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Restricted Subsidiary has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Borrower and its Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Priority Debt).

“Agreement”: this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ALTA”: American Land Title Association.

“Anti-Corruption Laws”: means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Applicable Margin”:

(a)    with respect to the Revolving Loans and the 2019 Incremental Term Loans, for any day, with respect to any Eurodollar ~~Revolving~~ Loan or any Base Rate ~~Revolving~~ Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “Base Rate Spread”, as the case may be, corresponding to either (1) the applicable Corporate Ratings from the Rating Agencies or (2) the Borrower’s Total Leverage Ratio, whichever yields a lower pricing level, applicable on such date:

Pricing Level:	Corporate Ratings:	Total Leverage Ratio	Eurodollar Spread	ABR Spread
Level 1	BBB-/Baa3 or higher	Less than or equal to 0.5:1.00	1.25%	0.25%
Level 2	BB+/Ba1	Greater than 0.5:1.00 but less than or equal to 1.25:1.00	1.50%	0.50%
Level 3	BB/Ba2	Greater than 1.25.1.00 but less than or equal to 2.00:1.00	1.75%	0.75%
Level 4	BB-/Ba3 or lower	Greater than 2.00:1.00	2.00%	1.00%

; provided that on or prior to October 27, 2018, Level 3 shall apply.

For purposes of the foregoing, (i) if neither Moody’s nor S&P shall have in effect a Corporate Rating (regardless of whether Fitch then does), the pricing level shall be determined based on the Total Leverage Ratio, (ii) if the Corporate Ratings established by the relevant Rating Agencies shall fall within different Categories, the Applicable Margin shall be based on (1) if two Corporate Ratings are in effect, the lower of the two Corporate Ratings and if three Corporate Ratings are in effect, the Corporate Rating remaining after excluding the highest Corporate Rating and the lowest Corporate Rating or (2) the Total Leverage Ratio, whichever yields a lower pricing level; and (iii) if the Corporate Ratings established by the relevant Rating Agencies shall be changed (other than as a result of a change in the rating system of any relevant Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent.

For the purposes of the foregoing, changes in the Total Leverage Ratio shall become effective on the date on which the Compliance Certificate is delivered to the Administrative Agent pursuant to Section 5.2. If any Compliance Certificate referred to above is not delivered within the time period specified in Section 5.2, then the pricing level shall be determined based on the Corporate Rating.

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next Corporate Rating or Total Leverage Ratio change. If neither the Corporate Rating nor the Total Leverage Ratio can be determined, then (i) upon the request of the Required Revolving Lenders with respect to the Revolving Loans, Level 4 shall apply and (ii) upon the request of the Required 2019 Incremental Term Loan Lenders with respect to the 2019 Incremental Term Loans, Level 4 shall apply.

(b)    with respect to the Incremental Term Loans (other than the 2019 Incremental Term Loans), such per annum rates as shall be agreed by the Borrower and the applicable Incremental Term Loan Lenders as shown in the applicable Incremental Amendment.

“Approved Electronic Communication”: any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or to the Lenders by means of electronic communications pursuant to Section 9.2(b).

“Approved Fund”: as defined in Section 9.6(b)(ii).

“Arranger”: each of the Joint Lead Arrangers.

“Assignee”: as defined in Section 9.6(b)(i).

“Assignment and Acceptance”: an assignment and acceptance entered into by a Lender and an Assignee and accepted by the Administrative Agent to the extent required pursuant to Section 9.6, substantially in the form of Exhibit D hereto.

“Attributable Debt”: in connection with a sale and lease-back transaction the lesser of: (1) the fair value of the assets subject to such transaction, as determined in good faith by a Responsible Officer of the Borrower; and (2) the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Availability Period”: the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code”: the United States Bankruptcy Code, codified as Title 11, U.S. Code §101-1330, as amended.

“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.

“Base Rate Revolving Borrowing”: a Borrowing of Revolving Loans that are Base Rate Loans.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”: the meaning set forth in Section 9.7(a).

“Board of Directors”: the board of directors of the Borrower or any committee thereof duly authorized to act on behalf of such board.

“Board of Governors”: the Board of Governors of the Federal Reserve System of the United States or any Governmental Authority which succeeds to the powers and functions thereof.

“Boise Property”: all real property vested solely in the Borrower or a Guarantor at the location commonly known as 8000 S. Federal Way; Boise, Idaho 83716 together with all real property vested solely in the Borrower or a Guarantor adjoining, contiguous to, or in vicinity of the Boise Property.

“Borrower”: the meaning set forth in the preamble to this Agreement.

“Borrowing”: Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Date”: the Business Day specified in a Borrowing Request as a date on which the Borrower requests the making of Loans hereunder.

“Borrowing Request”: a request by the Borrower for a Borrowing in accordance with Section 2.3 or Section 2.6, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day”: any day other than a Legal Holiday.

“Captive Insurance Subsidiary”: any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Capital Stock”: any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“CFC”: any controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control”: any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Borrower, its Subsidiaries or any employee benefit plan of the Borrower or its Subsidiaries, has filed a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Borrower, unless such beneficial ownership (a)  arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b)  is not also then reportable on Schedule 13D (or any successor schedule under the Exchange Act, except that for the purpose of this clause (1) a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a)  the Borrower becomes a direct or indirect wholly owned subsidiary of a holding company, and (b) (i)  the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction or (ii)  immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Class”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Incremental Loans made with respect to the same Incremental Facility.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied or waived, which date is July 3, 2018.

“Charges”: any charge, expense, cost, accrual or reserve of any kind.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all “Collateral” as defined in any Security Document and all of the other property and assets that are or are required under the terms hereof or under the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent”: the meaning set forth in the preamble to this Agreement.

“Commitment”: with respect to any Lender, each Revolving Commitment or Incremental Commitment, if any, of such Lender.

“Commitment Fee Percentage”: the applicable rate per annum set forth below under the caption “Commitment Fee Percentage” corresponding to either (1) the Corporate Ratings from the Rating Agencies or (2) the Borrower’s Total Leverage Ratio, whichever yields a lower pricing level, applicable on such date:

Pricing Level:	Corporate Ratings:	Total Leverage Ratio	Commitment Fee Percentage
Level 1	BBB-/Baa3 or higher	Less than or equal to 0.5:1.00	0.20%
Level 2	BB+/Ba1	Greater than 0.5:1.00 but less than or equal to 1.25:1.00	0.25%
Level 3	BB/Ba2	Greater than 1.25.1.00 but less than or equal to 2.00:1.00	0.30%
Level 4	BB-/Ba3 or lower	Greater than 2.00:1.00	0.35%
; provided that on or prior to the last day of the Borrower’s fiscal quarter ending November 29, 2018, Level 2 shall apply.

For purposes of the foregoing, (i) if neither Moody’s nor S&P shall have in effect a Corporate Rating (regardless of whether Fitch then does), the pricing level shall be determined based on the Total Leverage Ratio, (ii) if the Corporate Ratings established by the relevant Rating Agencies shall fall within different Categories, the ~~Applicable Margin~~Commitment Fee Percentage shall be based on (1) if two Corporate Ratings are in effect, the lower of the two Corporate Ratings and if three Corporate Ratings are in effect, the Corporate Rating remaining after excluding the highest Corporate Rating and the lowest Corporate Rating or (2) the Total Leverage Ratio, whichever yields a lower pricing level; and (iii) if the Corporate Ratings established by the relevant Rating Agencies shall be changed (other than as a result of a change in the rating system of any relevant Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent.

For the purposes of the foregoing, changes in the Total Leverage Ratio shall become effective on the date on which the Compliance Certificate is delivered to the Administrative Agent pursuant to Section 5.2. If any Compliance Certificate referred to above is not delivered within the time period specified in Section 5.2, then the pricing level shall be determined based on the Corporate Rating.

Each change in the Commitment Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next Corporate Rating or Total Leverage Ratio change. If neither the Corporate Rating nor the Total Leverage Ratio can be determined, then upon the request of the Required Revolving Lenders, Level 4 shall apply.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a controlled group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a compliance certificate to be delivered pursuant to Section 5.2(a), substantially in the form of Exhibit C.

“Consolidated EBITDA”: with respect to any Person for any Measurement Period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (1) Consolidated Net Income; excluding (to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such Measurement Period), the following amounts (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Borrower’s allocable interest in such entity): (2) Consolidated Non-cash Charges; (3)(A) extraordinary Charges and (B) unusual or nonrecurring Charges, in each case, to the extent not of a type described in clause (2), (4) Consolidated Interest Expense; (5) Consolidated Income Tax Expense; (6) restructuring expenses and charges; (7) any expenses or charges related to any equity offering, Investment, recapitalization or incurrence of Indebtedness not prohibited under this Agreement (whether or not successful) or related to the entry into this Agreement; and (8) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the Closing Date.

Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Consolidated Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Borrower determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided that, the Borrower shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower.

“Consolidated Income Tax Expense”: with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

“Consolidated Interest Expense”: with respect to any Person, for any period, (a) the sum of all interest expense (including imputed interest charges with respect to capital lease obligations) of such Person and its Consolidated Subsidiaries payable in cash for such period determined on a consolidated basis in accordance with GAAP but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of hedging obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, (iii) any annual administrative or other agency fees, (iv) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness, (v) any amortization of debt discounts, including discounts on convertible notes, and (vi) amortization of other costs, including imputed interest charges on liabilities other than capital lease obligations and premiums and discounts on investments, minus (b) interest income of such Person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income”: with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to the Borrower’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) gains or losses in respect of any asset impairments, write-offs or sales (net of fees and expenses relating to the transaction giving rise thereto); (3) any expenses, losses or charges incurred related to lower of cost or market write-downs for work in process or finished goods inventories; (4) any expenses, losses or charges incurred related to excess or obsolete inventories; (5) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations; (6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (7) any net gains or losses attributable to the early extinguishment or conversion of Indebtedness, derivative instruments, embedded derivatives or other similar obligations; (8) equity in net income (loss) of equity method investees; (9) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (10) gains or losses resulting from currency fluctuations. In addition, to the extent not already included in Consolidated Net Income of such Person and its Consolidated Subsidiaries, the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Agreement.

“Consolidated Net Tangible Assets”: with respect to any Person, the total amount of assets of such Person and its Consolidated Subsidiaries after deducting therefrom (a)  all current liabilities of such Person and its Consolidated Subsidiaries (excluding (i)  the current portion of long-term debt and the portion of any convertible debt classified as “current” despite having a stated maturity more than 12 months from the date as of which the amount thereof is being computed and (ii)  any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a date more than 12 months from the date as of which the amount thereof is being computed) and (b)  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of such Person and its Consolidated Subsidiaries, all as set forth on the consolidated balance sheet of such Person for the most recently completed fiscal quarter for which financial statements have been filed with the SEC and computed in accordance with GAAP.

“Consolidated Non-cash Charges”: with respect to any Person for any period determined on a consolidated basis in accordance with GAAP, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Consolidated Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Subsidiaries”: as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyrights”: (i) all copyrights, database rights, design rights, mask works and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming the Borrower or any Guarantor as a party, granting any right under any Copyright, including, without limitation, the grant of rights to reproduce, prepare derivative works based upon, perform, display, manufacture, distribute, exploit and sell materials derived from any Copyright.

“Corporate Rating”: the Borrower’s “corporate rating” or “corporate family rating” from S&P or Moody’s or Fitch, respectively, including any successor term for such rating adopted by such rating agency.

“DC Disbursement”: a payment made by an Issuing Bank pursuant to a Documentary Credit.

“DC Exposure”: at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Documentary Credits at such time plus (b) the aggregate amount of all DC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The DC Exposure of any Revolving Lender at any time shall be its Revolving Loan Percentage of the DC Exposure at such time.

“DC Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Documentary Credits and (b) the aggregate amount of drawings under Documentary Credits that have not then been reimbursed pursuant to Section 2.4(c).

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default”: any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the expiration of applicable cure or grace periods, or both, has been satisfied.

“Defaulting Lender”: means any Lender that (a) has failed to (i) fund all or any portion of its Loans within one Business Day of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder (unless such writing relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, after the Closing Date, (i) become the subject to any bankruptcy event, (ii) had appointed for it a receiver, liquidator, examiner, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent in consultation with the Borrower that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.29(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Documentary Credit”: any letter of credit or bank guarantee issued pursuant to this Agreement.

“Domestic Priority Debt”: Priority Debt created or incurred by the Borrower or its Domestic Restricted Subsidiaries; provided that such Domestic Priority Debt shall not include any Priority Debt created or incurred through the issuance of debt securities or the incurrence of loans in the capital markets; provided further that such limitation shall not prohibit the incurrence of Indebtedness under asset-based, warehouse or other similar debt facilities utilized by the Borrower and its Domestic Restricted Subsidiaries with the primary purpose of accessing efficient working capital.

“Domestic Restricted Subsidiary”: with respect to any Person, any Restricted Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia other than any such Subsidiary that is a direct or indirect Subsidiary of one or more Foreign Subsidiaries of such Person.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engagement Letter”: that certain engagement letter dated May 21, 2018 among the Borrower and the Arrangers.

“Environmental Laws”: any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (to the extent related to exposure to Materials of Environmental Concern), as now or may at any time hereafter be in effect.

“Equity Interests”: all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event”: (a) any Reportable Event; (b) the existence with respect to any Plan of an “minimum funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of withdrawal liability under ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) (or a comparable or successor rate which rate is approved by the Administrative Agent), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period for deposits in Dollars for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve
Requirements

; provided that in no event shall the Eurodollar Rate be less than 0.00%.

“Eurodollar Revolving Borrowing”: a Borrowing of Revolving Loans that are Eurodollar Loans.

“Event of Default”: any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Taxes”: those Taxes referenced in Section 2.19(a)(i) through 2.19(a)(v).

“Excluded Subsidiary”: (a) any Subsidiary that is prohibited by any applicable law, rule or regulation or by any Contractual Obligation existing on the Closing Date (or, if later, the date of the acquisition of such Subsidiary and not incurred in contemplation of such acquisition) from guaranteeing or providing collateral for the Obligations (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee, (b) any Foreign Subsidiary, FSHCO or Subsidiary of a Foreign Subsidiary, (c) any Captive Insurance Subsidiary, (d) any not-for-profit subsidiary, (e) any Subsidiary that is not a wholly-owned Subsidiary, (f) any Subsidiary with respect to which the creation or perfection of a security interest in its assets or the Guarantee of the Obligations by it would reasonably be expected to result in material adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with Administrative Agent or the cost or other consequences (including any adverse tax consequences) of providing Collateral or guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower and (g) any other Subsidiary of the Borrower designated by the Borrower as an Excluded Subsidiary subsequent to the Closing Date, until such Person ceases to be an Excluded Subsidiary of the Borrower in accordance with Section 5.9.

“Excluded Subsidiary Threshold”: the meaning set forth in Section 5.9(b).

“Extended Revolving Commitments”: the meaning set forth in Section 2.27(a).

“Extension”: the meaning set forth in Section 2.27(a).

“Extension Offer”: the meaning set forth in Section 2.27(a).

“Fair Market Value”: the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Borrower (unless otherwise provided in this Agreement).

“FATCA”: Sections 1471 through 1474 of the Code as in existence on the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations thereunder or published administrative guidance implementing such Sections, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fees”: collectively, the fees pursuant to Engagement Letter and Section 2.22, the fees referred to in Section 9.5 and any other fees payable by any Loan Party pursuant to this Agreement or any other Loan Document.

“Financial Officer”: the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the Borrower.

“First Lien”: a Lien granted by (i) a Security Document to the Collateral Agent or (ii) any other security agreement with respect to any other series of First Lien Debt, in each case, for the benefit of the holders of First Lien Debt, at any time, upon any property of any Loan Party to secure Secured Obligations.

“First Lien Debt”:

(1)    all Obligations; and

(2)    to the extent issued or outstanding, any other Indebtedness, including permitted refinancings of First Lien Debt, that are secured equally and ratably with the Obligations by a First Lien that was expressly permitted to be incurred and so secured under this Agreement;

“First Lien Intercreditor Agreement”: the intercreditor agreement dated April 26, 2016 executed in connection with the Term Loan Credit Agreement or, after the termination of such intercreditor agreement, an intercreditor agreement substantially in the form attached as Exhibit E entered into in connection with any First Lien Debt that is subject to documentation separate from this Agreement.

“Fitch”: Fitch, Inc. and any successor to its rating agency business.

“Flood Insurance Laws”: collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary”: with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“FSHCO”: with respect to any Person, any Subsidiary substantially all the assets of which consist of Equity Interests of, and/or intercompany debt obligations owed or treated as owed by, one or more (i) CFCs and/or (ii) Subsidiaries described in this definition.

“Funding Office”: the office of the Administrative Agent specified in Section 9.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors”: any Person that pledges any Collateral under the Security Documents to secure any Secured Obligations.

“Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that (1) obligations pursuant to commercial transactions on arm’s-length terms entered into in the ordinary courses of business that are not primarily for the purpose of guaranteeing any Indebtedness of another Person shall not constitute a Guarantee, and (2) for avoidance of doubt, an agreement or arrangement or series of related agreements or arrangements providing for or in connection with the purchase or sale of assets, securities, services or rights that is entered into in connection with the business of the Company or any Subsidiary (including any consent or acknowledgement of assignment, including any assignment of payment obligations, warranties, indemnities, performance guarantees and related obligations, and related waivers), shall not constitute a Guarantee, provided that payment obligations, warranties, indemnities, performance guarantees and related obligations provided for under such agreements or arrangements are limited to payments for assets, securities, services and rights and other ancillary obligations customary in such transactions. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement”: that certain Guarantee and Collateral Agreement, dated as of the date hereof, by and among the Borrower and Grantors from time to time party thereto and the Collateral Agent.

“Guarantee and Collateral Period”: the meaning set forth in Section 9.14.

“Guarantee and Collateral Suspension Date”: any Business Day after the end of the fiscal quarter in which Closing Date occurs on which (I) (a) the Borrower has achieved a Corporate Rating equal to or higher than the following from at least two of the following three Ratings Agencies: (i) at least Ba1 from Moody’s, (ii) at least BB+ from S&P and (iii) at least BB+ from Fitch, in each case, with a stable or better outlook, (b) there exists no Priority Debt or Attributable Debt then outstanding other than Priority Debt or Attributable Debt that would be permitted pursuant to Section 6.1(c)(2) or Section 6.4(a) if the Borrower and its Restricted Subsidiaries were deemed to have created, assumed, incurred, Guaranteed or otherwise be liable for such then outstanding Priority Debt or Attributable Debt on such date, and (c) the Borrower has repaid all outstanding amounts under the Term Loan Credit Agreement and (II) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the satisfaction (or concurrent satisfaction) of the foregoing.

“Guarantee and Collateral Suspension Period”: the meaning set forth in Section 9.14.

“Guarantors”: any Restricted Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement, and its successors and assigns, in each case, until the Guarantee of such Person under the Guarantee and Collateral Agreement has been released in accordance with the provisions of this Agreement or the Guarantee and Collateral Agreement.

“Guaranty Reimbursement Obligations”: all obligations of the Loan Parties under Section 2 of the Guarantee and Collateral Agreement.

“Incremental Amendment”: the meaning set forth in Section 2.25.

“Incremental Commitment”: an Incremental Revolving Commitment or an Incremental Term Loan Commitment.

“Incremental Facility”: an Incremental Revolving Facility or an Incremental Term Loan Facility.

“Incremental Lender”: an Incremental Revolving Lender or an Incremental Term Loan Lender.

“Incremental Loans”: Loans made pursuant to Section 2.25.

“Incremental Revolving Commitment”: with respect to any Lender, the commitment of such Lender, established pursuant to an Incremental Amendment and Section 2.25, to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Extensions of Credit under such Incremental Amendment.

“Incremental Revolving Facility”: an incremental portion of the Revolving Commitments established hereunder pursuant to an Incremental Amendment providing for Incremental Revolving Commitments.

“Incremental Revolving Lender”: a Lender with an Incremental Revolving Commitment.

“Incremental Term Loan Commitment”: with respect to any Lender, the commitment of such Lender, established pursuant to an Incremental Amendment and Section 2.25, to make Incremental Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender.

“Incremental Term Loan Facility”: an incremental term loan facility established hereunder pursuant to an Incremental Amendment providing for Incremental Term Loan Commitments.

“Incremental Term Loan Maturity Date”: with respect to Incremental Term Loans, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Amendment. For the avoidance of doubt, the 2019 Incremental Term Loan Maturity Date shall constitute the Incremental Term Loan Maturity Date with respect to the 2019 Incremental Term Loans.

“Incremental Term Loan Lender”: a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans”: Loans made by an Incremental Term Loan Lenders to the Borrower pursuant to Section 2.25. For the avoidance of doubt, the 2019 Incremental Term Loans shall constitute Incremental Term Loans.

“Indebtedness”: indebtedness for borrowed money. For the avoidance of doubt, Indebtedness with respect to a Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise.

The amount of any Indebtedness outstanding as of any date will be:

(1)    the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2)    the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person (and not otherwise Guaranteed by the specified Person), the lesser of: (a) the fair value (as determined in good faith by a Responsible Officer of the Borrower) of such assets at the date of determination; and (b) the principal amount of the Indebtedness of the other Person;

(4)    in respect of any Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons, the lesser of: (a) the principal amount of such Indebtedness of such other Person and (b) the maximum amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Restricted Subsidiaries); and

(5)    in the case of obligations under any sale and lease-back transaction that are included in any calculation of Indebtedness pursuant to this Agreement (whether or not Indebtedness), an amount calculated in accordance with clause (2) of the definition of Attributable Debt.

In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose hereunder. For the avoidance of doubt, the inclusion of specific obligations in Section 6.1 or the definition of Permitted Liens or the inclusion of Attributable Debt in any calculation of Indebtedness shall not create any implication that any such obligations constitute Indebtedness.

“Indemnified Liabilities”: the meaning set forth in Section 9.5.

“Indemnitee”: the meaning set forth in Section 9.5.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, and any transferable rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Coverage Ratio” as of the date of determination thereof, the ratio of Consolidated EBITDA of the Borrower for such Measurement Period to Consolidated Interest Expense of the Borrower for such Measurement Period.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six (or, if agreed to by all relevant Lenders, twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 10:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    the Borrower may not select an Interest Period that would extend beyond the Revolving Maturity Date or an Incremental Term Loan Maturity Date, as applicable; and

(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investment”: any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.

“Issuing Bank”: JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association and each other Lender designated by the Borrower as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Documentary Credits hereunder, and its successors in such capacity as provided in Section 2.4(i). Any Issuing Bank may, in its discretion and with notice to the Borrower and the Administrative Agent, arrange for one or more Documentary Credits to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Documentary Credits issued by such Affiliate.

“JPMorgan”: the meaning set forth in the preamble to this Agreement.

“Joint Lead Arrangers”: JPMorgan Chase Bank, N.A., HSBC Securities (USA) Inc., BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., DBS Bank, Ltd., Oversea-Chinese Banking Corporation Limited, Citibank, N.A., Industrial and Commercial Bank of China Limited, New York Branch and MUFG Bank, Ltd.

“Joint Venture”: with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

“Legal Holiday”: a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

“Lenders”: the meaning set forth in the preamble to this Agreement.

“Lien”: any lien, security interest, mortgage, charge or similar encumbrance, provided, however, that in no event shall either (i) any legal or equitable encumbrances deemed to exist by reason of a negative pledge or (ii) an operating lease or a non-exclusive license be deemed to constitute a Lien.

“Loan”: a loan made by a Lender to the Borrower pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the First Lien Intercreditor Agreement and any joinder to such First Lien Intercreditor Agreement, any Incremental Amendment, and, after execution and delivery thereof pursuant to the terms of this Agreement, each Note, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: the Borrower and the Guarantors.

“Manassas Property”: all real property vested solely in the Borrower or a Guarantor at the location commonly known 9600 Godwin Drive; Manassas, Virginia 20110 together with all real property vested solely in the Borrower or a Guarantor adjoining, contiguous to, or in vicinity of the Manassas Property.

“Material Adverse Effect”: a material adverse effect on (a) the business, financial condition, results of operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of the Loan Documents taken as a whole or (d) the material rights and remedies available to, or conferred upon, the Lenders, the Administrative Agent and the Collateral Agent under the other Loan Documents, taken as a whole (it being understood that any event or condition described in Section 7.1(h) or (i) hereof that would not give rise to a Default or Event of Default thereunder shall not constitute a Material Adverse Effect under preceding clause (c) or (d)).

“Material Subsidiary”: each Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had total assets (based on book value after intercompany eliminations) as of the end of such quarter in excess of $200,000,000 or that is designated by the Borrower as a “Material Subsidiary.”

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, or asbestos, or polychlorinated biphenyls or any other chemicals, substances, materials, wastes, pollutants or contaminants in any form, regulated under any Environmental Law.

“Maturity Date”: the Revolving Maturity Date or the Incremental Term Maturity Date.

“Measurement Period”: at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements have been filed with the SEC.

“Minimum Extension Condition”: the meaning set forth in Section 2.27(b).

“Moody’s”: Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Property”: collectively, the Boise Property and the Manassas Property and the other real properties of the Borrower or any Guarantor, as to which the Collateral Agent for the benefit of the Secured Parties is or shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: collectively, each of the mortgages, deeds of trust, deeds to secure debt and security deeds made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties referred to therein, as each may be amended, restated, supplemented or otherwise modified from time to time; provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the Fair Market Value of such Mortgaged Property.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Excluded Taxes”: the meaning set forth in Section 2.19(a).

“Notes”: the collective reference to any promissory note evidencing Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, DC Exposure and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Original Revolving Maturity Date”: means July 3, 2023.

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.26 (Replacement of Lenders)) as a result of the Administrative

Agent, Lender or assignee having a present or former connection with the applicable taxing jurisdiction (other than any such connection arising solely from the Administrative Agent or such Lender or assignee having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced, and/or engaged in any activities contemplated with respect to this Agreement or any other Loan Document).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Lien Indebtedness”: Indebtedness secured by a Lien created or incurred in reliance on Section 6.1 and subject to the terms of a First Lien Intercreditor Agreement.

“Participant”: the meaning set forth in Section 9.6(c).

“Participant Register”: the meaning set forth in Section 9.6(c)(ii).

“Patents”: (i) all letters patent and patent rights of the United States, any other country or any political subdivision thereof, all reissues, reexaminations, and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to Borrower or any Guarantor of any right to make, have made, manufacture, use, sell, offer to sell, have sold, import or export any invention covered in whole or in part by a Patent.

“Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001, as amended.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Liens”:

(1)    Liens existing as of the Closing Date or arising thereafter pursuant to related agreements existing as of the Closing Date (other than Liens securing the Secured Obligations);

(2)    Liens securing the Obligations;

(3)    Liens on property given to secure all or any part of the payment of or financing of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof; provided that such Liens shall be given (or given pursuant to firm commitment financing arrangements obtained within such period) within 18 months (or in the case of Liens securing any Indebtedness supported by an export credit agency, 24 months) after the later of (i) the acquisition of such property and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later and (ii) the placing into commercial operation of such property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement and shall attach solely to the property acquired, or constructed, altered or repaired and any improvements then or thereafter placed thereon and the capital stock of any Person formed to acquire such property, and any proceeds thereof, accessions thereto and insurance proceeds thereof;

(4)    Liens existing on any property at the time of acquisition of such property or Liens existing on assets of a Person and its Restricted Subsidiaries prior to the time such Person becomes a Restricted Subsidiary (or arising thereafter pursuant to contractual commitments entered into prior to acquiring such property) (including acquisition through merger or consolidation) or at the time of such acquisition (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Restricted Subsidiary) by the Borrower or any Restricted Subsidiary of the Borrower; provided that such Liens do not extend to other assets of the Borrower or its other Restricted Subsidiaries;

(5)    (a) Liens on the Equity Interests of any Person, including any Joint Venture, and its Restricted Subsidiaries which, when such Liens arise, concurrently becomes a Restricted Subsidiary or Liens on all or substantially all of the assets of such Person, including any Joint Venture, and its Subsidiaries arising in connection with the purchase or acquisition thereof or of an interest therein by the Borrower or a Subsidiary, including, without limitation, any such Liens on the Equity Interests in or the assets of IM Flash Technologies, LLC or its Subsidiaries to secure obligations of the Borrower or any of its Subsidiaries with respect to all or a portion of the purchase price for the acquisition of any Equity Interests in or all or a portion of the assets of IM Flash Technologies, LLC and its Subsidiaries not owned by the Borrower or its Subsidiaries as of the Closing Date, and (b) Liens on Equity Interests in any Joint Venture of the Borrower or any of its Subsidiaries, or in any Subsidiary of the Borrower that owns an Equity Interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in the case of each of the preceding clauses (a) and (b), such Liens do not extend to other assets of the Borrower or its other Restricted Subsidiaries;

(6)    Liens securing Indebtedness of up to 5.0% of Consolidated Net Tangible Assets to any strategic partner of the Borrower and/or one or more of its Restricted Subsidiaries incurred in connection with joint technology efforts between such partner and the Borrower and/or one or more of its Subsidiaries and/or the financing of manufacturing of products;

(7)    Liens in favor of the Borrower or a Restricted Subsidiary of the Borrower;

(8)    Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

(9)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP;

(10)    Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(11)    Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by the customer for goods produced or services rendered (or to be produced or rendered) to that customer and consignment arrangements (whether as consignor or consignee) or similar arrangements for the sale or purchase of goods;

(12)    Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(13)    Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(14)    Liens on, and consisting of, deposits made by the Borrower to discharge or defease any other Indebtedness;

(15)    Liens on insurance policies and the proceeds thereof (i) incurred in connection with the financing of insurance premiums or (ii) with respect to any Subsidiary that is not a Restricted Subsidiary to the extent of such Subsidiary’s interest as an insured under such policies;

(16)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements;

(17)    Liens securing Indebtedness or other obligations in an aggregate amount, together with all other Indebtedness and other obligations secured by Liens pursuant to this clause (17), not to exceed $100,000,000 at any one time outstanding; or

(18)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this clause (18) or the preceding clauses (1) through (17), or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this clause (18) or the preceding clauses (1) through (17).

For the avoidance of doubt, the inclusion of specific Liens in the definition of Permitted Liens shall not create any implication that the obligations secured by such Liens constitute Indebtedness. Terms used in the foregoing definition of Permitted Liens that are defined in the UCC, including the terms accounts, consignee, consignment, consignor, deposit accounts, goods, inventory, securities accounts, security interest and proceeds shall have the meanings set forth in the UCC.

“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform”: the meaning set forth in Section 9.2(b).

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Property”: with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Borrower and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Borrower and its Consolidated Subsidiaries, taken as a whole.

“Priority Debt”: (i) Indebtedness of the Borrower or any Restricted Subsidiary (including Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness) that is secured by Liens on Principal Property or Collateral of the Borrower or any Restricted Subsidiary and that is not otherwise permitted pursuant to Section 6.1(a) or Section 6.1(d) and (ii) any Indebtedness of Restricted Subsidiaries that are not Guarantors that is not included in clause (i) of this definition, and that is not otherwise permitted pursuant to Section 6.1(b) or Section 6.1(d).

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender”: the meaning set forth in Section 9.15.

“Qualified Acquisition”: any acquisition (directly or through the acquisition of equity interests) of all or substantially all or any significant portion of the assets of a Person, an operating unit, division or line of business, or other bulk purchase transaction not prohibited under this Agreement so long as (i) the consideration, which shall be cash consideration and/or other non-equity consideration (including any assumed liabilities), equals or exceeds $400,000,000 and (ii) that the Borrower notifies the Administrative Agent in writing at least five Business Days (or such shorter period as may be reasonably acceptable to the Administrative Agent) prior to the consummation of such acquisition that such acquisition shall be a “Qualified Acquisition” for purposes of this Agreement along with a certificate signed by a Responsible Officer of the Borrower setting forth a calculation of (x) the Total Leverage Ratio immediately prior to such Qualified Acquisition and (y) the Total Leverage Ratio after giving pro forma effect to such Qualified Acquisition; provided that if the Borrower publicly announces such Acquisition later than five Business Days prior to consummation of the Acquisition, the Borrower shall deliver such notice (and certificate, if applicable) on the date of announcement.

“Rating Agencies”: each of Moody’s and S&P and if a Corporate Rating of the Borrower is in effect from Fitch, Fitch.

“Register”: the meaning set forth in Section 9.6(b)(iv).

“Regulation U”: Regulation U of the Board of Governors as in effect from time to time.

“Related Persons”: with respect to any Indemnitee, any Affiliate of such Indemnitee and any officer, director, employee, representative or agent of such Indemnitee or Affiliate thereof, in each case that has provided any services in connection with the transactions contemplated under this Agreement and the other Loan Documents.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under any regulation promulgated by the PBGC.

“Required Lenders”: at any time, Lenders holding more than 50% of the sum of (a) (i) the total 2019 Incremental Term Loan Commitments then in effect or, if the 2019 Incremental Term Loan Commitments have been terminated, the aggregate 2019 Incremental Term Loans then outstanding and (ii) the aggregate unpaid principal amount of any other Incremental Term Loans then outstanding and (b) the total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the aggregate Revolving Credit Exposure then outstanding; provided that whenever there are one or more Defaulting Lenders, the portion of the Loans, 2019 Incremental Term Loan Commitments, Revolving Commitments and Revolving Credit Exposure held or deemed held by each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders”: at any time, Lenders holding more than 50% of the total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the aggregate Revolving Credit Exposure then outstanding; provided that whenever there are one or more Defaulting Lenders, the Revolving Commitments and Revolving Credit Exposure held or deemed held by each Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required 2019 Incremental Term Loan Lenders”: at any time, Lenders holding more than 50% of the total 2019 Incremental Term Loan Commitments then in effect or, if the 2019 Incremental Term Loan Commitments have been terminated, the aggregate 2019 Incremental Term Loans then outstanding; provided that whenever there are one or more Defaulting Lenders, the 2019 Incremental Term Loan Commitments and 2019 Incremental Term Loans held or deemed held by each Defaulting Lender shall be excluded for purposes of making a determination of Required 2019 Incremental Term Loan Lenders.

“Requirement of Law”: as to any Person, the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Borrower.

“Restricted Subsidiary”: each Subsidiary of the Borrower, (i) at least 80% of the Voting Stock of which is owned by the Borrower or one or more Subsidiaries of which at least 80% of the Voting Stock is owned directly or indirectly by the

Borrower and (ii) is not an Unrestricted Subsidiary, provided that, for purposes of clause (i), any Voting Stock owned by a Subsidiary of the Borrower that is not a Restricted Subsidiary based on the foregoing clause shall be excluded.

“Restricted Subsidiary Debt”: the meaning set forth in Section 6.1(b).

“Revolving Commitments”: with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Documentary Credits hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.7 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 1.1, or in the Assignment and Assumption or other documentation or record (as such "term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the 2018 Incremental Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $2,500,000,000.

“Revolving Credit Exposure”: with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its DC Exposure at such time.

“Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding, and (b) such Lender’s Revolving Loan Percentage of the DC Obligations then outstanding.

“Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Loan”: a Loan made pursuant to Section 2.3.

“Revolving Loan Percentage”: as to any Lender at any time, the percentage of which such Lender’s Revolving Commitment represents of the aggregate Revolving Commitments or, if the Revolving Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Revolving Loans and DC Obligations (via risk participation) then outstanding.

“Revolving Maturity Date”: the earlier to occur of (a) the Stated Maturity and (b) the acceleration of the Revolving Loans and termination of the Revolving Commitments. In the event that one or more Extensions are effected in accordance with Section 2.27, then the Revolving Maturity Date of the Revolving Loans shall be determined based on the respective Stated Maturity applicable thereto (except in cases where clause (b) of the preceding sentence is applicable).

“S&P”: Standard & Poor’s Ratings Services, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, Libya, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Covenants Period”: the meaning assigned to such term in Section 9.14.

“Secured Covenant Reinstatement Event”: any day following a Guarantee and Collateral Suspension Date on which (i) the Borrower’s Corporate Rating shall be equal to or less than either (x) Ba3 from Moody’s or (y) BB- from S&P (or, if the Borrower also maintains a Fitch Corporate Rating, then the Borrower’s Corporate Rating for two of the three rating agencies is equal to or less than (x) Ba3 from Moody’s, (y) BB- from S&P and (z) BB- from Fitch) or (ii) the Borrower notifies the Administrative Agent in writing that it has elected to terminate a Guarantee and Collateral Suspension Period.

“Secured Obligations”: means any principal, interest, premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under (i) the Security Documents and (ii) any other security agreement with respect to any other series of First Lien Debt, in each case, including, without limitation, all outstanding Obligations, and such obligations in respect of any other series of First Lien Debt issued or outstanding after the date of this Agreement.

“Secured Parties”: (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders and (d) any other Person to whom a Secured Obligation is owned by a Loan Party pursuant to the terms of the Loan Documents.

“Securities Act”: the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Documents”: the Guarantee and Collateral Agreement, the Mortgages, and all security agreements, mortgages, deeds of trust or other grants for security executed and delivered by the Borrower or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Significant Subsidiary”: any Subsidiary that is a “significant subsidiary” of the Borrower as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that references to “10 percent” in clauses (1) and (2) of such definition shall be replaced with “20 percent”.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person and its Subsidiaries, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the amount of all “liabilities of such Person and its Subsidiaries on a consolidated basis, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person and its Subsidiaries will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as such debts become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital with which to conduct their business, and (d) such Person and its Subsidiaries will be able to pay their debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Stated Maturity”: the Original Revolving Maturity Date; provided that, with respect to any Extended Revolving Commitments, the Stated Maturity with respect thereto shall instead be the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender.

“Subsidiary”: with respect to any specified Person:

(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement”: the Credit Agreement, dated as of April 26, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Micron Technology, Inc., as borrower, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and the other parties thereto.

“Term Loan Agent”: Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent under the Term Loan Credit Agreement.

“Title Insurance Company”: First American Title Insurance Company, or such other title insurance company as shall be reasonably acceptable to the Administrative Agent.

“Total Leverage Ratio”: as of the of the date of determination thereof, the ratio of Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date to Consolidated EBITDA of the Borrower for such Measurement Period.

“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans and their DC Exposure at such time.

“Trademarks”: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names, and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications included in Excluded Property (as defined in the Guarantee and Collateral Agreement), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to Borrower or any Guarantor of any right to use any Trademark.

“tranche”: the meaning set forth in Section 2.27(a).

“Transferee”: any Assignee or Participant.

“2018 Incremental Amendment”: means that certain Incremental Amendment No. 1 to the Credit Agreement, dated as of November 27, 2018, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“2018 Incremental Amendment Effective Date”: as defined in the 2018 Incremental Amendment.

“2018 Incremental Revolving Commitments”: as defined in the 2018 Incremental Amendment.

“2018 Incremental Revolving Lenders”: as defined in the 2018 Incremental Amendment.

“2019 Incremental Amendment”: means that certain Incremental Amendment No. 2 to the Credit Agreement, dated as of July 9, 2019, among the Loan Parties, the Lenders party thereto, the Administrative Agent, and Wells Fargo Securities, LLC.

“2019 Incremental Amendment Effective Date”: as defined in the 2019 Incremental Amendment.

“2019 Incremental Term Loan”: each Loan made by a 2019 Incremental Term Loan Lender to the Borrower pursuant to Section 2.6.

“2019 Incremental Term Loan Availability Period”: the period from the 2019 Incremental Amendment Effective Date to and including the 2019 Incremental Term Loan Commitment Termination Date.

“2019 Incremental Term Loan Commitment Termination Date”: means the earliest to occur of (i) 5:00 p.m. (New York City time) on November 9, 2019 (at which date and time all unfunded 2019 Incremental Term Loan Commitments shall automatically be reduced to $0), (ii) the 2019 Incremental Term Loan Funding Date and (iii) the date on which all unfunded 2019 Incremental Term Loan Commitments have been reduced to $0 pursuant to Section 2.7(e) or terminated pursuant to Section 7.1.

“2019 Incremental Term Loan Commitments”: as defined in the 2019 Incremental Amendment.

“2019 Incremental Term Loan Funding Date”: the date of the Borrowing of the 2019 Incremental Term Loans in accordance with Sections 2.6 and 4.2.

“2019 Incremental Term Loan Lenders”: as defined in the 2019 Incremental Amendment.

“2019 Incremental Term Loan Maturity Date”: the earlier to occur of (a) the date that is five years after the 2019 Incremental Term Loan Funding Date and (b) the acceleration of the 2019 Incremental Term Loans.

“2019 Incremental Term Loan Ticking Fee”: as defined in Section 2.22(d).

“2019 Incremental Term Loan Ticking Fee Percentage”: the applicable rate per annum set forth below under the caption “2019 Incremental Term Loan Ticking Fee Percentage” corresponding to either (1) the Corporate Ratings from the Rating Agencies or (2) the Borrower’s Total Leverage Ratio, whichever yields a lower pricing level, applicable on such date:

Pricing Level:	Corporate Ratings:	Total Leverage Ratio	2019 Incremental Term Loan Ticking Fee Percentage
Level 1	BBB-/Baa3 or higher	Less than or equal to 0.5:1.00	0.20%
Level 2	BB+/Ba1	Greater than 0.5:1.00 but less than or equal to 1.25:1.00	0.25%
Level 3	BB/Ba2	Greater than 1.25.1.00 but less than or equal to 2.00:1.00	0.30%
Level 4	BB-/Ba3 or lower	Greater than 2.00:1.00	0.35%

For purposes of the foregoing, (i) if neither Moody’s nor S&P shall have in effect a Corporate Rating (regardless of whether Fitch then does), the pricing level shall be determined based on the Total Leverage Ratio, (ii) if the Corporate Ratings established by the relevant Rating Agencies shall fall within different Categories, the 2019 Incremental Term Loan Ticking Fee Percentage shall be based on (1) if two Corporate Ratings are in effect, the lower of the two Corporate Ratings and if three Corporate Ratings are in effect, the Corporate Rating remaining after excluding the highest Corporate Rating and the lowest Corporate Rating or (2) the Total Leverage Ratio, whichever yields a lower pricing level; and (iii) if the Corporate Ratings established by the relevant Rating Agencies shall be changed (other than as a result of a change in the rating system of any relevant Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent.

For the purposes of the foregoing, changes in the Total Leverage Ratio shall become effective on the date on which the Compliance Certificate is delivered to the Administrative Agent pursuant to Section 5.2. If any Compliance Certificate referred to above is not delivered within the time period specified in Section 5.2, then the pricing level shall be determined based on the Corporate Rating.

Each change in the 2019 Incremental Term Loan Ticking Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next Corporate Rating or Total Leverage Ratio change. If neither the Corporate Rating nor the Total Leverage Ratio can be determined, then upon the request of the Required 2019 Incremental Term Loan Lenders, Level 4 shall apply.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Base Rate or the Eurodollar Rate.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States”: the United States of America.

“Unrestricted Subsidiary”: (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.9 subsequent to the Closing Date, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 5.9 and (2) any Subsidiary of an Unrestricted Subsidiary.

“Unsecured Covenants Period”: meaning assigned to such term in Section 9.14.

“Unused Revolving Commitment”: with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Voting Stock”: all classes of capital stock or other interests (including partnership interests) of a Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2.    Other Definitional Provisions.

(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings) and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time to the extent permitted herein.

Except as otherwise provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

1.3.    Delivery of Notices . Any reference to a delivery or notice date that is not a Business Day shall be deemed to mean the next succeeding day that is a Business Day.

SECTION 2
The Credits

2.1.    Revolving Commitments. Subject to the terms and conditions hereof, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.8) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the Total Revolving Credit Exposure exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.15. For the avoidance of doubt, with effect from the 2018 Incremental Amendment Effective Date, unless the context otherwise requires, the 2018 Incremental Revolving Commitments shall constitute “Revolving Commitments” for all purposes of this Agreement, and all provisions of this Agreement applicable to the Revolving Commitments shall be applicable to the 2018 Incremental Revolving Commitments.

2.2.    Revolving Loans and Borrowing. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Loan Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.11, each Revolving Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan by designating such branch or Affiliate as its lending office; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000; provided that a Base Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an DC Disbursement as contemplated by Section 2.6(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

2.3.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m. New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 12:00 p.m. New York City time, on the date of the proposed Borrowing (which shall be a Business Day). Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the Borrowing Date;

(iii)    whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.4.    Documentary Credits. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Documentary Credits as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Documentary Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Documentary Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit or bank guarantees generally.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Documentary Credit (or the amendment, renewal or extension of an outstanding Documentary Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Documentary Credit, or identifying the Documentary Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Documentary Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Documentary Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Documentary Credit. In addition, as a condition to any such Documentary Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such bank’s standard form (each, a “Documentary Credit Agreement”). A Documentary Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Documentary Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the DC Exposure shall not exceed $200,000,000, (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments, (iii) following an Extension Offer and acceptance of such Extension Office, the DC Exposure in respect of all Documentary Credits having an expiration date after the fifth Business Day prior to the Revolving Maturity Date shall not exceed the total Revolving Commitments outstanding after such extension and (iv) the applicable Issuing Bank has consented, in its sole discretion, to issue such Documentary Credit.

(c)    Expiration Date. Each Documentary Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Documentary Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d)    Participations. By the issuance of a Documentary Credit (or an amendment to a Documentary Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Documentary Credit equal to such Revolving Lender’s Revolving Loan Percentage of the aggregate amount available to be drawn under such Documentary Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Loan Percentage of each DC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Documentary Credits is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Documentary Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If the Issuing Bank shall make any DC Disbursement in respect of a Documentary Credit, the Borrower shall reimburse such DC Disbursement by paying to the Administrative Agent an amount equal to such DC Disbursement not later than 12:00 noon, New York City time, on the date that is two Business Days after such DC Disbursement is made, if the Borrower shall have received notice of such DC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.5 that such payment be financed with a Base Rate Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable DC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Loan Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Revolving Loan Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Revolving Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any DC Disbursement (other than the funding of Base Rate Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such DC Disbursement.

(f)    Obligations Absolute. The Borrower’s obligation to reimburse DC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Documentary Credit, any Documentary Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Documentary Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Documentary Credit against presentation of a draft or other document that does not comply with the terms of such Documentary Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Documentary Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Documentary Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Documentary Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Documentary Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Documentary Credit.

(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Documentary Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make an DC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such DC Disbursement.

(h)    Interim Interest. If the Issuing Bank shall make any DC Disbursement, then, unless the Borrower shall reimburse such DC Disbursement in full on the date such DC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such DC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to Base Rate Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such DC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.9(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of the Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.22(c). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of Issuing Banks under this Agreement with respect to Documentary Credits to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Banks, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Documentary Credits issued by it prior to such replacement, but shall not be required to issue additional Documentary Credits.

(ii)    Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.6(i) above.

(j)    Cash Collateralization. During a Secured Covenants Period, if any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with DC Exposure representing greater than 50% of the total DC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the DC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.1(f) or (g). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for DC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the DC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with DC Exposure representing greater than 50% of the total DC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)    Documentary Credits Issued for Account of Restricted Subsidiaries. Notwithstanding that a Documentary Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary of the Borrower, or states that a Subsidiary of the Borrower is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Documentary Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Documentary Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Documentary Credit (including to reimburse any and all drawings thereunder) as if such Documentary Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Documentary Credit. The Borrower hereby acknowledges that the issuance of such Documentary Credits for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.5.    Funding of Revolving Borrowings.

(a)    Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained at a financial institution reasonably acceptable to the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an DC Disbursement as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)    Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Borrowing that such Revolving Lender will not make available to the Administrative Agent such Lender’s Revolving Loan Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Revolving Loan Percentage of such Borrowing available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its Revolving Loan Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Revolving Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing.

2.6.    ~~RESERVED~~2019 Incremental Term Loan Commitments; 2019 Incremental Term Loans and Borrowing; Requests for 2019 Incremental Term Loan Borrowings.

(a)    Subject to the terms and conditions hereof, each 2019 Incremental Term Loan Lender severally agrees to make a 2019 Incremental Term Loan to the Borrower during the 2019 Incremental Term Loan Availability Period in a single drawing on the 2019 Incremental Term Loan Funding Date in an aggregate amount up to the 2019 Incremental Term Loan Commitment of such Lender. The 2019 Incremental Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.6(b) and 2.15.

(b)    The Borrower shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit B hereto (which notice must be received by the Administrative Agent (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m. New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 12:00 p.m. New York City time, on the date of the proposed Borrowing (which shall be a Business Day)) requesting that the 2019 Incremental Term Loan Lenders make the 2019 Incremental Term Loans on the requested Borrowing Date. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the Borrowing Date;

(iii)    whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6(c).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each 2019 Incremental Term Loan Lender of the details thereof and of the amount of such 2019 Incremental Term Loan Lender’s 2019 Incremental Term Loan to be made as part of the requested Borrowing.

(c)    Each 2019 Incremental Term Loan Lender shall make each 2019 Incremental Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the 2019 Incremental Term Loan Lenders. The Administrative Agent will make such 2019 Incremental Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained at a financial institution reasonably acceptable to the Administrative Agent and designated by the Borrower in the applicable Borrowing Request.

(d)    Unless the Administrative Agent shall have received notice from a 2019 Incremental Term Loan Lender prior to the proposed date of such Borrowing that such 2019 Incremental Term Loan Lender will not make available to the Administrative Agent such Lender’s 2019 Incremental Term Loan to be made as part of the requested Borrowing, the Administrative Agent may assume that such 2019 Incremental Term Loan Lender has made such 2019 Incremental Term Loan available on such date in accordance with paragraph (c) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a 2019 Incremental Term Loan Lender has not in fact made its 2019 Incremental Term Loan available to the Administrative Agent, then the applicable 2019 Incremental Term Loan Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such 2019 Incremental Term Loan Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such 2019 Incremental Term Loan Lender’s 2019 Incremental Term Loan included in such Borrowing.

2.7.    Termination and Reduction of ~~Revolving~~ Commitments.

(a)    Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.13, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another contingency, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

(d)    Unless previously terminated, the 2019 Incremental Term Loan Commitments shall terminate upon the earlier to occur of (i) the 2019 Incremental Term Loan Funding Date and (ii) the 2019 Incremental Term Loan Commitment Termination Date.

(e)    The Borrower may at any time terminate, or from time to time reduce, the 2019 Incremental Term Loan Commitments; provided that each reduction of the 2019 Incremental Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(f)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the 2019 Incremental Term Loan Commitments under paragraph (e) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the 2019 Incremental Term Loan Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the 2019 Incremental Term Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another contingency, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the 2019 Incremental Term Loan Commitments shall be permanent. Each reduction of the 2019 Incremental Term Loan Commitments shall be made ratably among the 2019 Incremental Term Loan Lenders in accordance with their respective 2019 Incremental Term Loan Commitments.

2.8.    Repayment of Loans; Evidence of Debt.

(a)    The Borrower hereby unconditionally promises to pay the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made by such Lender on the applicable Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)    The Administrative Agent shall, in respect of this Agreement, record in the Register, with separate sub-accounts for each Lender, (i) the amount and Borrowing Date of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any payment received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Sections 2.8(b) and (c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)    If so requested after the Closing Date by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower will execute and deliver to such Lender, promptly after the Borrower’s receipt of such notice, a Note to evidence such Lender’s Loans in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

(f)    On each anniversary of the 2019 Incremental Term Loan Funding Date, the Borrower shall repay to the Administrative Agent for the ratable account of the 2019 Incremental Term Loan Lenders an aggregate principal amount of 2019 Incremental Term Loans then outstanding equal to 5.00% of the aggregate initial principal amount of all 2019 Incremental Term Loans borrowed by the Borrower on the 2019 Incremental Term Loan Funding Date (which amounts shall be reduced as a result of the application of prepayments or repayments (which, for the avoidance of doubt, shall not include repayments pursuant to this Section 2.8)). The remaining unpaid principal amount of the 2019 Incremental Term Loans and all other Obligations under or in respect of the 2019 Incremental Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the 2019 Incremental Term Loan Maturity Date.

2.9.    Interest Rates and Payment Dates.

(a)    Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b)    Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate from time to time plus the Applicable Margin.

(c)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or (b), at any time after the date on which any principal amount of any Loan is due and payable (whether on the maturity date therefor, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower or any other Loan Party shall have become due and payable, and, in each case, for so long as such overdue Obligation remains unpaid, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such unpaid overdue amounts at a rate per annum equal to (i) in the case of overdue principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum and (ii) in the case of overdue interest, fees, and other monetary Obligations, the rate then applicable to Base Rate Loans plus 2% per annum.

(d)    Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

(e)    The provisions of this Section 2.9 (and the interest rates applicable to various extensions of credit hereunder) shall be subject to modification as expressly provided in Section 2.27 hereof.

2.10.    Computation of Interest and Fees.

(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, when the Base Rate is based on the Prime Rate the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.

2.11.    Inability to Determine Interest Rate.

(a)    If prior to the first day of any Interest Period:

(i)    the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period in good faith by such Required Lenders will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans hereunder requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans hereunder that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans hereunder shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans;
provided that if the circumstances giving rise to such notice shall cease or otherwise become inapplicable to such Required Lenders, then such Required Lenders shall promptly give notice of such change in circumstances to the Administrative Agent and the Borrower. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans hereunder shall be made or continued as such, nor shall the Borrower have the right to convert Loans hereunder to Eurodollar Loans.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBOR has made a public statement that the administrator of the LIBOR is insolvent (and there is no successor administrator that will continue publication of the LIBOR), (x) the administrator of the LIBOR has made a public statement identifying a specific date after which the LIBOR will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR), (y) the supervisor for the administrator of the LIBOR has made a public statement identifying a specific date after which the LIBOR will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders of each Class stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.11(b), only to the extent the LIBOR for such Interest Period is not available or published at such time on a current basis), (x) any requests to convert of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

2.12.    RESERVED.

2.13.    Prepayment of Loans.

(a)    Subject to the provisos below, the Borrower may at any time and from time to time prepay the ~~Revolving~~ Loans, in whole or in part, without premium or penalty, upon irrevocable notice, which shall be in substantially the firm attached hereto as Exhibit H, delivered to the Administrative Agent prior to 10:00 A.M., New York City time on the same Business Day, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice of prepayment, the Administrative Agent shall notify each relevant Lender thereof on the date of receipt of such notice. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with

(except in the case of prepayments of Loans maintained as Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the then outstanding principal amount of Loans). The application of any prepayment pursuant to this Section 2.13(a) shall be made, first, to Base Rate Loans of the respective ~~Revolving~~ Lenders (and of the respective tranche, if there are multiple tranches) and, second, to Eurodollar Loans of the respective ~~Revolving~~ Lenders (and of the respective tranche, if there are multiple tranches). Any prepayments of the 2019 Incremental Term Loans pursuant to this Section 2.13(a) shall be applied to the remaining scheduled installments of the 2019 Incremental Term Loans as directed by the Borrower. A notice of prepayment of all outstanding ~~Revolving~~ Loans pursuant to this Section 2.13(a) may state that such notice is conditioned upon the effectiveness of other credit facilities, securities offerings or other transactions, the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.14.    RESERVED.

2.15.    Conversion and Continuation Options.

(a)    The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice, in substantially the form attached hereto as Exhibit G, of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice no later than 12:00 Noon, New York City time, on the third (3rd) Business Day preceding the proposed continuation date to the Administrative Agent, in substantially the form attached hereto as Exhibit G, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

2.16.    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than ten different Interest Periods for any Class of Loans be outstanding at any one time (unless a greater number of Interest Periods is permitted by the Administrative Agent).

2.17.    Pro Rata Treatment, etc.

(a)    Except as otherwise provided herein (including Section 2.27), each borrowing by the Borrower from the Revolving Lenders hereunder shall be made pro rata according to their Revolving Loan Percentages.

(b)    Except as otherwise provided herein (including Section 2.27), each payment (including each prepayment) by the Borrower on account of principal or interest on each Class of Loans shall be made pro rata according to the respective outstanding principal amounts of such Class of Loans then held by the applicable Lenders.

(c)    All payments by the Borrower hereunder and under the Notes shall be made in Dollars in immediately available funds without setoff or counterclaim at the Funding Office of the Administrative Agent by 2:00 P.M., New York City time, on the date on which such payment shall be due, provided that if any payment hereunder would become due and payable on a day other than a Business Day such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

(d)    RESERVED.

(e)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f)    Notwithstanding anything to the contrary contained in this Section 2.17 or elsewhere in this Agreement, the Borrower may extend the final maturity of Loans in connection with an Extension that is permitted under Section 2.27 without being obligated to effect such extensions on a pro rata basis among the Lenders. Furthermore, the Borrower may take all actions contemplated by Section 2.27 in connection with any Extension (including modifying pricing and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.17 or any other provision of this Agreement.

2.18.    Requirements of Law.

(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case, made subsequent to the Closing Date (including, but not limited to, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and, in each case, all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign Governmental Authorities, in each case pursuant to Basel III):

(i)    shall subject the Administrative Agent, any Lender or Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it (except for Non-Excluded Taxes or Other Taxes covered by Section 2.19 and any Excluded Taxes);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Bank that is not otherwise included in the determination of the Eurodollar Rate; or

(iii)    shall impose on any such Lender or Issuing Bank or the London interbank market (by reasons of such Lender or Issuing Bank’s participation in the London interbank market) any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Documentary Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Bank, by an amount that such Lender or Issuing Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or any Documentary Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Bank, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Bank for such increased cost or reduced amount receivable. If any Lender or Issuing Bank becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)    If any Lender or Issuing Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s, such Issuing Bank’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender, such Issuing Bank’s or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, such Issuing Bank’s or such corporation’s policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender or Issuing Bank to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender, such Issuing Bank or such corporation for such reduction.

(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Bank to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.18, the Borrower shall not be required to compensate any Lender or Issuing Bank pursuant to this Section 2.18 for any amounts incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19.    Taxes.

(a)    Unless required by applicable law (as determined in good faith by the applicable withholding agent), all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (i) Taxes imposed on or measured by net income (however denominated), gross receipts Taxes (imposed in lieu of net income Taxes) and franchise Taxes (imposed in lieu of net income Taxes) imposed on the Administrative Agent or any Lender as a result of such recipient (A) being organized or having its principal office in the applicable taxing jurisdiction, or in the case of any Lender, having its applicable lending office in such jurisdiction, or (B) having any other present or former connection with the applicable taxing jurisdiction (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced, and/or engaged in any activities contemplated with respect to this Agreement or any other Loan Document); (ii) any Taxes in the nature of the branch profits tax within the meaning of Section 884 of the Code imposed by any jurisdiction described in clause (i) above; (iii) other than in the case of an assignee pursuant to a request by the Borrower under Section 2.26 hereof, any U.S. federal withholding tax except (A) to the extent such withholding tax results from a change in a Requirement of Law after the recipient became a party hereto or changed its lending office or (B) to the extent that such recipient’s assignor (if any) was entitled immediately prior to such assignment or such recipient was entitled immediately prior to changing its lending office to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to this Section 2.19(a); (iv) any withholding Tax that is attributable to the recipient’s failure to comply with Section 2.19(e) hereof; and (v) any withholding Taxes imposed pursuant to FATCA. If any such non-excluded Taxes (“Non-Excluded Taxes”) or Other Taxes are required by law to be withheld by the applicable withholding agent from any amounts payable to the Administrative Agent or any Lender hereunder, or under any other Loan Document: (x) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary so that after all required deductions for Non-Excluded Taxes and Other Taxes (including deductions for Non-Excluded Taxes and Other Taxes applicable to additional sums payable under this Section 2.19) have been made, the Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding for Non-Excluded Taxes and Other Taxes been made, (y) the applicable withholding agent shall make such deductions, and (z) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Notwithstanding anything to the contrary contained in this Section 2.19(a) or Section 2.19(b), unless the Administrative Agent or a Lender gives notice to the applicable Loan Party that such Loan Party is obligated to pay an amount under Section 2.19(a) or Section 2.19(b) within 180 days of the later of (x) the date the applicable party incurs the Taxes or (y) the date the applicable party has knowledge of its incurrence of the Taxes, then such party shall not be entitled to be compensated for any penalties, interest or expenses relating to such Taxes, except to the extent such penalties, interest or expenses arise or accrue on or after the date that occurs 180 days prior to the date such party gives notice to the applicable Loan Party, but if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then such 180 day period shall be extended to include such period of retroactive effect.

(b)    In addition, the relevant Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Whenever any Taxes are payable by a Loan Party pursuant to this Section 2.19, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received, if any, by the Borrower or other documentary evidence showing payment thereof.

(d)    The Borrower shall indemnify the Administrative Agent and each Lender (within 10 days after demand therefor) for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19), and for any reasonable expenses arising therefrom or with respect thereto, that may become payable by the Administrative Agent or any Lender, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to indemnify the Administrative Agent or any Lender for any penalties, interest or expenses relating to Non-Excluded Taxes or Other Taxes to the extent that such penalties, interest or expenses are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such party’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, each Lender shall, at such times as reasonably requested by the Borrower or the Administrative Agent, deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, or upon the reasonable request of the Borrower or the Administrative Agent, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.19(e).

Without limiting the generality of the foregoing:

(i)    Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)    Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A)    two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)    two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit F (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)    any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any forms, documentation or other information that such Lender is not legally eligible to deliver.

(f)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the such Loan Party under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, net of any Taxes payable by the Administrative Agent or such Lender); provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender, as the case may be, is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)    The agreements in this Section 2.19 shall survive the termination of this Agreement, any assignment by or replacement of a Lender, resignation of the Administrative Agent and the payment of the Loans and all other amounts payable hereunder or any other Loan Document.

(h)    For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

2.20.    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.20, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.20 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22.    Fees.

(a)    The Borrower agrees to pay to the Administrative Agent (i) the fees in the amounts and on the dates as set forth in the Engagement Letter and (ii) for its own account, the annual administration fee separately agreed in writing between the Borrower and the Administrative Agent, and, in each case, to perform any other obligations contained therein.

(b)    The Borrower agrees to pay to the Administrative Agent for the ratable account of each Revolving Lender according to its Revolving Loan Percentage a commitment fee at a rate per annum equal to the Commitment Fee Percentage (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily aggregate Unused Revolving Commitments (the “Commitment Fee”); provided, however, that no Commitment Fee shall accrue to the Unused Revolving Credit Commitment of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. Such Commitment Fee amount accrued through and including the last day of March, June, September and December of each year shall be payable quarterly in arrears on the third Business Day following the Borrower’s receipt of an invoice from Administrative Agent for such period, commencing on the first such date to occur after the date hereof; provided that such Commitment Fee shall also be payable on the date on which the Revolving Commitments terminate.

(c)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a participation fee with respect to its participations in Documentary Credits, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving ~~Loans~~Borrowings on the average daily amount of such Lender’s DC Exposure (excluding any portion thereof attributable to unreimbursed DC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any DC Exposure, and (ii) to the relevant Issuing Bank a fronting fee, as may be agreed between the Issuing Bank and the Borrower, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Documentary Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following the Borrower’s receipt of an invoice from Administrative Agent for such period, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand (accompanied by reasonable back-up documentation relating thereto). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)    The Borrower shall pay to the Administrative Agent for the ratable account of each 2019 Incremental Term Loan Lender having a 2019 Incremental Term Loan Commitment a ticking fee (the “2019 Incremental Term Loan Ticking Fee”) during the 2019 Incremental Term Loan Availability Period in Dollars equal to the outstanding 2019 Incremental Term

Loan Commitments multiplied by a per annum rate equal to the Ticking Fee Percentage (computed on the basis of a year of 360 days and the actual number of days elapsed); provided, however, that no 2019 Incremental Term Loan Ticking Fee shall accrue on the outstanding 2019 Incremental Term Loan Commitment of a Defaulting Lender, or be payable for the benefit of such Defaulting Lender, so long as such Lender shall be a Defaulting Lender. The 2019 Incremental Term Loan Ticking Fee shall accrue on the outstanding 2019 Incremental Term Loan Commitments from and including the last day on which the 2019 Incremental Term Loan Ticking Fee was paid (or if no such payment has yet been made, from and including the 2019 Incremental Amendment Effective Date). Such 2019 Incremental Term Loan Ticking Fee amount accrued through and including the last day of March, June, September and December of each year during the 2019 Incremental Term Loan Availability Period shall be payable quarterly in arrears on the third Business Day following the Borrower’s receipt of an invoice from Administrative Agent for such period, commencing on the first such date to occur after the date hereof; provided that such 2019 Incremental Term Loan Ticking Fee shall also be payable on the earlier to occur of (A) the 2019 Incremental Term Loan Funding Date and (B) the 2019 Incremental Term Loan Commitment Termination Date.

(e)    The Borrower shall pay to the Administrative Agent for the account of each 2019 Incremental Term Loan Lender, on the 2019 Incremental Term Loan Funding Date, a fee equal to 0.15% of the aggregate principal amount of the 2019 Incremental Term Loan so advanced by such 2019 Incremental Term Loan Lender on the 2019 Incremental Term Loan Funding Date.

2.23.    RESERVED.

2.24.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (for the respective accounts of the Administrative Agent and the Lenders), as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

2.25.    Incremental Facilities.

(a)    The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent, request (i) the establishment of Incremental Term Loan Commitments and/or (ii) during the Availability Period, the establishment of Incremental Revolving Commitments; provided that

(i)    except as otherwise agreed by the Incremental Lenders providing an Incremental Facility (y) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto and (z) the conditions set forth in Section 4.2 are satisfied;

(ii)    on the date of the incurrence or effectiveness of such Incremental Facility (in the case of the incurrence or effectiveness of Incremental Revolving Commitments, assuming such increase has been drawn in full), the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.6 recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 5.1; provided that, to the extent incurred in connection with an acquisition, at the Borrower’s election, the Borrower’s compliance on a pro forma basis with the financial covenants set forth in Section 6.6 may be determined at the time of the signing of any acquisition agreement with respect thereto or at the time of the closing of such acquisition; provided, further that if the Borrower has made the election to measure such compliance on the date of the signing of an acquisition agreement, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or following such date and until the earlier of the date on which such acquisition is consummated or the definitive agreement for such acquisition is terminated or expired (but not for the purposes of calculating any financial covenant), such ratio shall be calculated on a pro forma basis assuming such acquisition (including the incurrence of Indebtedness) have been consummated;

(iii)    each Incremental Term Loan Facility shall have an Incremental Term Loan Maturity Date no earlier than the Revolving Maturity Date and the 2019 Incremental Term Loan Maturity Date;

(iv)    the interest rate applicable to any Incremental Term Loan Facility or Incremental Term Loans will be determined by the Borrower and the Incremental Term Loan Lenders providing such Incremental Term Loan Facility or Incremental Term Loans; provided that, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to any other existing incremental term loans or incremental facility of the same type (e.g., “term loan A” or “term loan B”) (the “Relevant Existing Facility”) unless the interest rate with respect to the Relevant Existing Facility is adjusted to be equal to the interest rate with respect to the relevant Incremental Term Loans or Incremental Term Loan Facility, minus 0.50%; provided, further, that in determining the applicable interest rate under this clause (iv): (w) original issue discount (“OID”) or upfront fees paid in connection with the Relevant

Existing Facility or such Incremental Term Loan Facility or Incremental Term Loans (based on a four-year average life to maturity), shall be included, (x) any amendments to or changes in the Applicable Margin with respect to the Relevant Existing Facility that became effective subsequent to the Closing Date but prior to the time of (or concurrently with) the addition of such Incremental Term Loan Facility or Incremental Term Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Joint Lead Arrangers (or their affiliates) in their respective capacities as such in connection with the Relevant Existing Facility or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Incremental Term Loan Facility or Incremental Term Loans shall be excluded and (z) if such Incremental Term Loan Facility or Incremental Term Loans include any interest rate floor greater than that applicable to the Relevant Existing Facility, and such floor is applicable to the Relevant Existing Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase;

(v)    all Incremental Facilities shall rank pari passu or junior in right of payment and right of security in respect of the Collateral (if any) with the Revolving Loans and the 2019 Incremental Term Loans or may be unsecured; provided that to the extent any such Incremental Facilities are subordinated in right of payment or right of security they shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent, provided further that to the extent any such Incremental Facilities are pari passu in right of security and subject to separate documentation, the agent for such Incremental Facilities shall become party to the First Lien Intercreditor Agreement;

(vi)    no Incremental Facility shall be guaranteed by any Person which is not a Loan Party;

(vii)    the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying to the effect set forth in subclauses (i) and (ii) above, together with reasonably detailed calculations demonstrating compliance with subclause (ii) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.2, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense of the Borrower for the relevant period);

(viii)    all fees or other payments owing pursuant to this Agreement or as otherwise agreed in writing to the Administrative Agent and the applicable Incremental Lenders shall have been paid; and

(ix)    (A) the other terms and conditions of any Incremental Revolving Facility shall be identical to those of the Revolving Commitments and Revolving Loans then outstanding, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that the upfront fees applicable to any Incremental Revolving Facility shall be as determined by the Borrower and the Incremental Revolving Lenders providing such Incremental Revolving Facility and (B) the other terms and conditions (excluding those referenced in clauses (i) through (viii) above) of such Incremental Term Loan Facility shall be substantially identical to, or (taken as a whole) not materially more favorable (as reasonably determined by the Borrower) to the lenders providing such Incremental Term Loan Facility than those applicable to the Revolving Loans (except for covenants or other provisions applicable only to periods after the latest final maturity date other than existing Revolving Loans or Revolving Commitments); provided that to the extent the terms of any Incremental Term Loans are not substantially identical to the terms applicable to the Revolving Loans, such terms shall be reasonably satisfactory to the Administrative Agent taking into consideration typical differences between terms and conditions governing revolving credit facilities and term loan facilities.

(b)    Each notice from the Borrower pursuant to this Section 2.25 shall specify (i) the date on which the Borrower proposes that the Incremental Term Loan Commitments or the Incremental Revolving Facility shall, as applicable shall be effective, which shall be a date not less than five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (ii) the requested amount and proposed terms of the relevant Incremental Term Loan Commitments or Incremental Revolving Commitments, as applicable (it being agreed that (x) any Lender approached to provide any Incremental Term Loan Commitment or Incremental Revolving Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment or Incremental Revolving Commitment and (y) any Person that the Borrower proposes to become an Incremental Revolving Lender, must be consented to (such consent not to be unreasonably withheld, delayed or conditioned) by the Administrative Agent and each Issuing Bank if such consent would be required under Section 9.4 for an assignment of Loans or Commitments, as applicable to such Lender or Incremental Lender.

(c)    Incremental Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed (in the case of such amendment to this Agreement) by the Borrower, each Lender agreeing to provide such Commitment, if any, each Incremental Term Loan Lender (if any) or Incremental Revolving Credit Lender (if any), as applicable, and the Administrative Agent.

(d)    Any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, including (x) imposing “call-protection” applicable to any exiting term loans in the case of any fungible add-on thereto and (y) limiting the ability of future Incremental Term Loan Facility to have a maturity date prior to the maturity date applicable to any Incremental Term Loan Facility then being established. The Borrowers may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(e)    Upon each increase in the Revolving Commitments pursuant to this Section 2.25, (i) each Lender with a Revolving Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender in respect of such increase, and each Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Documentary Credits such that, immediately after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Documentary Credits held by each Lender with a Revolving Commitment (including each Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders with Revolving Commitments represented by such Lender’s Revolving Commitment and (ii) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such increase in the Revolving Commitments be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.20. The Administrative Agent and the Lenders hereby agree that the minimum Borrowing, pro rata Borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f)    During any Secured Covenants Period, any incurrence under an Incremental Facility shall constitute incurrence of First Lien Debt for purposes of Section 6.1(c)(1) and during any Unsecured Covenants Period any incurrence under an Incremental Facility shall constitute incurrence of Indebtedness that is not secured by a Lien on Principal Property or Collateral.

(g)    This Section 2.25 shall supersede any provisions in Section 9.1 to the contrary.

2.26.    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18, 2.19 or 2.20, and is unable to designate a different lending office in accordance with Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Sections 2.18, 2.19 or 2.20, (b) refuses to extend its Loans pursuant to an Extension Offer pursuant to Section 2.27 or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (of all Loans or the affected Classes of Loans) has been obtained), in each case with a replacement financial institution(s); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution(s) shall purchase, at par, all Loans outstanding, ~~Revolving~~ Commitments, DC Exposure and other amounts related thereto owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution(s) (if other than a then existing Lender or an affiliate thereof) shall be reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18, 2.19 or 2.20, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.27.    Extensions of Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to any or all Lenders holding Commitments in the same Credit Facility with a like Maturity Date, the Borrower may from time to time request an extension to the applicable Maturity Date and otherwise modify the terms of such Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans (and related outstandings)) (an “Extension”, such Commitments so extended, “Extended Commitments”; and each group of Commitments so extended, as well as the original Commitments of such Credit Facility (not so extended), being a “tranche”; any Extended Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted and Loans made pursuant to Extended Commitments shall constitute a separate Class of Loan); provided that (i) each applicable Lender shall have the right (but not the obligation) to agree to the extension of the applicable Maturity Date, (ii) no Default or Event of Default shall have occurred and be continuing at the time any the offering document (if any) in respect of an Extension Offer is delivered to the Lenders, (iii) except as to interest rates, fees and final maturity, the Extended Commitments of any Lender shall have the same terms as the original Commitments in the applicable Credit Facility; provided that at no time shall there be more than three different Revolving Maturity Dates, (iv) if the aggregate principal amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (v) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent and (vi) any applicable Minimum Extension Condition shall be satisfied.

(b)    With respect to an Extension consummated by the Borrower pursuant to this Section 2.27, (i) such Extensions shall not constitute prepayments for purposes of Section 2.13 or prepayments for purposes of an Incremental Term Loan Facility and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s discretion) of Commitments of any or all applicable tranches be tendered.

(c)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order establish new tranches or sub-tranches in respect of Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.27. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders (of one or more Classes of Loans) with respect to any matter contemplated by this Section 2.27(c) and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any Extensions, the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.27.

2.28.    Reserved.

2.29.    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)    Waivers and Amendments. The Loans and Commitments of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.1); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.1, require the consent of such Defaulting Lender in accordance with the terms hereof.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender hereunder (whether voluntary, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of the same Class of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Class of such Defaulting Lender until such time as all Loans of such Class are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and such Defaulting Lender irrevocably consents hereto.

(c)    Defaulting Lender Cure. If the Borrower and the Administrative Agent (unless the Administrative Agent is the Defaulting Lender) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the applicable parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent (unless the Administrative Agent is the Defaulting Lender) may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the relative amounts of their Commitments for each applicable Class of Loans, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 3
Representations and Warranties

The Borrower represents and warrant on the Closing Date to the Administrative Agent, each Lender and each Issuing Bank as follows:

3.1.    Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and (to the extent such concept is applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and (to the extent such concept is applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law, except, in the case of each of the foregoing clauses (a) through (d), to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2.    Power; Authorizations; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) that have been obtained or made and are in full force and effect, (ii) the filings made in respect of the Security Documents and (iii) to the extent that the failure to obtain any such consent, authorization, filing, notice or other act would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof (x) will not violate any Requirement of Law or any material Contractual Obligation of any Loan Party and (y) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents) except, in the case of each of the foregoing clauses (x) and (y), to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4.    Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the Closing Date, taken as a whole and in light of the circumstances in which made, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

3.5.    No Material Adverse Effect. Since the last day of the most recently ended fiscal year of the Borrower prior to the Closing Date or such subsequent date as this representation may be re-made with respect to which financial statements have been delivered to the Administrative Agent pursuant to Section 5.1 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.6.    Restricted Subsidiaries. Schedule 3.6 annexed hereto sets forth the name and jurisdiction of organization of each direct Restricted Subsidiary of the Borrower, the Capital Stock of which will be pledged as Collateral, as of the Closing Date and, as to each such Restricted Subsidiary, the percentage of each class of Capital Stock owned by the Borrower as of the Closing Date, and (b) as of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or restricted stock granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock that is included in the Collateral, except as created by the Loan Documents or as are not prohibited by Section 6.2.

3.7.    Title to Assets; Liens. The Borrower and its Restricted Subsidiaries have good and marketable title to, or a valid leasehold or easement interest in, all their other material property (including any Mortgaged Property), taken as a whole, except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of such property is subject to any Lien except Permitted Liens or Liens not prohibited by Section 6.2(b).

3.8.    Intellectual Property. The Borrower and its Restricted Subsidiaries own, or are licensed to use, all Intellectual Property material to the conduct of their businesses, and the use thereof by the Borrower and its Restricted Subsidiaries does not, to the knowledge of the Borrower, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Person, in each case except where the failure to own or license Intellectual Property, or any infringement on Intellectual Property rights would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.9.    Use of Proceeds. The proceeds of the Loans shall be utilized for general corporate purposes.

3.10.    Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened (including “cease and desist” letters and invitations to take a patent license) by or against the Borrower or its Restricted Subsidiaries or against any of their respective properties, rights or revenues that, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.11.    Federal Reserve Regulations. No part of the proceeds of any Loan will be used for any purpose that violates the provisions of the Regulations of the Board of Governors. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock.”

3.12.    Solvency. The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

3.13.    Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all federal and state income Tax and other Tax returns that are required to be filed, except if the failure to make any such filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (x) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity, or (y) those where the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect). There is no proposed Tax assessment or other claim against, and no Tax audit with respect to, the Borrower or its Restricted Subsidiaries that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

3.14.    ERISA. Except as, in the aggregate, does not or would not reasonably be expected to result in a Material Adverse Effect: neither a Reportable Event nor a failure to satisfy the minimum funding standard of Section 430 of the Code or Section 303 of ERISA, whether or not waived, with respect to a Plan has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code; no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan; to the knowledge of the Borrower after due inquiry, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and to the knowledge of the Borrower after due inquiry, no Multiemployer Plan is in “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA) or Insolvent.

3.15.    Environmental Matters; Hazardous Material. There has been no matter with respect to Environmental Laws or Materials of Environmental Concern which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.16.    Investment Company Act; Other Regulations. Neither the Borrower nor any Restricted Subsidiary is required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under any Requirement of Law that limits its ability to incur Indebtedness under this Agreement and the other Loan Documents.

3.17.    Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower and its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant entity.

3.18.    Security Documents. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the pledged stock of a Material Subsidiary described and as defined in the Guarantee and Collateral Agreement, when stock certificates (if any) representing such Pledged Stock of a Material Subsidiary are delivered to the Collateral Agent (or to the “Controlling Collateral Agent” pursuant to the terms of the First Lien Intercreditor Agreement), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on

Schedule 3.18 in appropriate form are filed in the offices specified on Schedule 3.18, including the United States Patent and Trademark Office and the United States Copyright Office, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent security interests can be so perfected (by delivery or filing UCC financing statements and other such filings as applicable) on such Collateral, as security for the Obligations (as defined in the Guarantee and Collateral Agreement) and including the Obligations, in each such case prior and superior in right to any other Person (except other Permitted Liens and Liens not prohibited by Section 6.2).

3.19.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

3.20.    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

3.21.    Disclosure. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

3.22.    ERISA Event . No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

SECTION 4
Conditions Precedent

4.1.    Conditions to the Closing Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Documentary Credits hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.1):

(a)    Loan Documents. The Administrative Agent shall have received (i) counterparts hereof executed and delivered by the Borrower, the Administrative Agent, the Collateral Agent, and each other Lender and Issuing Bank; (ii) Schedules to this Agreement; (iii) the Guarantee and Collateral Agreement, executed and delivered by each Loan Party party thereto and (iv) Schedules to the Guarantee and Collateral Agreement, executed and delivered by the parties thereto.

(b)    Corporate Documents and Proceedings. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, in the case of the Borrower, substantially in the form attached hereto as Exhibit A-1, and, in the case of the Guarantors substantially in the form attached here to as Exhibit A-2, each with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(c)    No Material Adverse Effect. Since August 31, 2017, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

(d)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Closing Date by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in Section 4.1(c) and Section 4.2(a) and (b) (and covering all representations and warranties in Section 3).

(e)    Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where a Loan Party is organized, and such search shall reveal no liens on any of the assets of the Loan Parties except for Permitted Liens and Liens not prohibited by Section 6.2 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(f)    Solvency Certificate. The Administrative Agent shall have received a customary certificate from the chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated to occur on the Closing Date.

(g)    Payment of Fees; Expenses. The Arrangers and the Administrative Agent shall have received all fees required to be paid, and all reasonable costs and expenses required to be paid and for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(h)    Legal Opinion. The Administrative Agent shall have received the following executed legal opinions:

(i)    one or more legal opinions from Wilson Sonsini Goodrich & Rosati P.C., counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent; and

(ii)    the legal opinion of such local counsel, in form and substance satisfactory to the Administrative Agent and as may be reasonably required by the Administrative Agent.

(i)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement and filings with the United States Patent and Trademark Office and United States Copyright Office) required by the Security Documents to be filed on the Closing Date or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens and Liens not prohibited by Section 6.2), shall be in proper form for filing, registration or recordation except to the extent of items identified in Section 5.8.

(j)    Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.4, except to the extent contemplated by Section 5.8.

(k)    Reserved.

(l)    Term Loan Credit Agreement. The Administrative Agent shall have received a joinder to the First Lien Intercreditor Agreement, executed by the Administrative Agent and acknowledged by the Term Loan Agent and the Borrower.

(m)    Patriot Act and Beneficial Ownership Regulation. (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and information as is reasonably requested in writing by any Lender at least eight days prior to the Closing Date about the Borrower and its Subsidiaries that is required by U.S. Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

4.2.    Each Credit Event. The obligation of each Lender to make a Revolving Loan or a 2019 Incremental Term Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Documentary Credit, is subject to the satisfaction of the following conditions:

(a)    All representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Documentary Credit, as applicable, with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

(b)    At the time of and immediately after giving effect to such Revolving Loan, 2019 Incremental Term Loan or the issuance, amendment, renewal or extension of such Documentary Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)    The Administrative Agent shall have received a notice requesting such Borrowing or the issuance, amendment, renewal or extension of such Documentary Credit, as applicable to the extent required hereunder.

Each Borrowing and each issuance, amendment, renewal or extension of a Documentary Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 5
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Documentary Credits shall have expired or terminated and all DC Disbursements shall have been reimbursed, the Borrower covenants and agrees that:

5.1.    Financial Statements, etc. The Borrower will furnish to the Administrative Agent (for distribution to the Lenders), within 15 days after the Borrower has filed the same with the SEC, copies of the quarterly and annual reports and the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Borrower may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that in each case the delivery of materials to the Administrative Agent by electronic means or filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to be “furnished” with the Administrative Agent as of the time such documents are filed via the “EDGAR” system for purposes of this Section 5.1.

5.2.    Compliance Certificate; Reporting.

(a)    Promptly (and in any event within 5 Business Days) following delivery of the quarterly and annual financial statements provided for in Section 5.1 on Form 10-Q or 10-K, as applicable, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C (y) stating no Default or Event of Default has occurred and is then continuing or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower is taking with respect to such Default or Event of Default and (z) containing calculations demonstrating the Borrower’s compliance with the covenants set forth in Section 6.6.

(b)    The Borrower will deliver to the Administrative Agent, forthwith upon any Responsible Officer becoming aware of any Default or Event of Default (which shall be no more than five (5) Business Days following the date on which the Responsible Officer becomes aware of such Default or Event of Default), an officer’s certificate of a Responsible Officer of the Borrower specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

(c)    Promptly following any request therefor, the Borrower will deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall provide written notice of any change in the list of beneficial owners identified in the most recent Beneficial Ownership Certification delivered to Administrative Agent or a Lender.

5.3.    Maintenance of Existence. The Borrower and its Restricted Subsidiaries shall preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises reasonably necessary in the normal conduct of its business, except, in each case, (x) as otherwise permitted by Section 6.3 or (y) to the extent that failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4.    Maintenance of Insurance.

(a)    (i) The Loan Parties will maintain insurance policies (or self-insurance) on all its property in at least such amounts and against at least such risks as are usually insured against by companies of a similar size engaged in the same or a similar business (after giving effect to any self-insurance which in the good faith judgment of management of the Borrower is reasonable and prudent in light of the size and nature of its business) and (ii) other than during a Guarantee and Collateral Suspension Period, each general liability policy of insurance maintained by a Loan Party shall name the Collateral Agent, as an additional insured thereunder as its interests may appear and each general property insurance policy maintained by a Loan Party shall contain a mortgagee and lender loss payable endorsement that names the Collateral Agent, as mortgagee and lender loss payee thereunder as its interests may appear, provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower (or a designated Loan Party), (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or lender loss payee under any property insurance maintained by the Borrower and its Restricted Subsidiaries, and (C) the Collateral Agent agrees that the Borrower and/or its applicable Restricted Subsidiary shall have the sole right to adjust or settle any claims under such insurance. Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries and any Collateral located outside of the United States, the requirements of this Section 5.4 shall be deemed satisfied if the Borrower obtains insurance policies that are customary and appropriate for the applicable jurisdiction. Upon the request of the Collateral Agent, the Borrower and the Guarantors will furnish to the Collateral Agent full information as to their general property and liability insurance carriers; and

(b)    If at any time any Mortgaged Property that remains subject to a Mortgage is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agent) as a special flood hazard area, then the Borrower shall, or shall cause the applicable Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer reasonably acceptable to the Administrative Agent, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

5.5.    Use of Proceeds and Documentary Credits. The proceeds of the Loans and the Documentary Credits will be used only for general corporate purposes. No part of the proceeds of any Loan or any Documentary Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

5.6.    After-Acquired Collateral; Further Assurances.

(a)    With respect to any property acquired after the date of this Agreement by the Borrower or any Guarantor (other than any property or rights described in clause (b) and (c) of this Section 5.6) that constitutes Collateral and as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien to the extent required by the Guarantee and Collateral Agreement, the Borrower and each applicable Guarantor shall promptly (provided that, in the case of Intellectual Property, at least quarterly) (other than during a Guarantee and Collateral Suspension Period):

(i)    execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property or rights; and

(ii)    (A) file Uniform Commercial Code financing statements or amendments thereto with the applicable filing office in the jurisdiction of formation or incorporation of the Borrower or any Guarantor (as applicable) and/or (B) record filings with the United States Patent and Trademark Office and United States Copyright Office within the time specified in the Guarantee and Collateral Agreement, as applicable, in each case, to perfect a security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in such property or rights that is prior to all other Liens on the Collateral other than Permitted Liens and Liens not prohibited by Section 6.2.

(b)    With respect to any fee interest in any real property located in the United States having a Fair Market Value (together with improvements thereof) of at least $100,000,000 acquired after the date of this Agreement by the Borrower or any Guarantor (other than any such real property subject to a Permitted Lien which precludes the granting of a Mortgage thereon), within 90 days after the acquisition thereof, the Borrower and each applicable Guarantor shall (other than during a Guarantee and Collateral Suspension Period):

(i)    execute and deliver a first priority Mortgage or where appropriate under the circumstances, an amendment to an existing Mortgage, in each case in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property,

(ii)    if requested by the Collateral Agent, provide the Secured Parties with (A) either (x) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) in form and substance reasonably satisfactory to the Collateral Agent, as well as a current ALTA survey thereof, together with a surveyor’s certificate or (y) where an amendment to an existing Mortgage has been delivered pursuant to clause (i), an endorsement to the existing title policy adding such property as an insured parcel, and (B) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage or Mortgage amendment (to the extent obtainable using commercially reasonable efforts), each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent;

(iii)    if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent and include opinions regarding the enforceability of such Mortgage and the due authorization, execution and delivery thereof; and

(iv)    deliver to the Collateral Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the respective Loan Party) with respect to such property and, if such property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, evidence of flood insurance required by Section 5.4.

(c)    With respect to any Restricted Subsidiary (excluding any Excluded Subsidiary) that is required to become a Guarantor in order to comply with the requirements of Section 6.1 or otherwise elects to become a Guarantor, within 60 days of the date such Restricted Subsidiary is required to become a Guarantor (or such date of election if such election is made by such Restricted Subsidiary) the Borrower and each applicable Guarantor shall (other than during a Guarantee and Collateral Suspension Period):

(i)    cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) file Uniform Commercial Code financing statements or other filings in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Permitted Liens and Liens not prohibited by Section 6.2) in the Collateral described in the Guarantee and Collateral Agreement with respect to such Restricted Subsidiary and (C) to deliver to the Collateral Agent a customary closing certificate of such Restricted Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent, with appropriate insertions and attachments; and

(ii)    if requested by the Collateral Agent, deliver to the Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

5.7.    Compliance with Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5.8.    Post-Closing Obligations. The Borrower shall deliver to the Administrative Agent on or prior to the date that is 90 days after the Closing Date (or such later date as the Administrative Agent may reasonably agree) (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record title holder of such Mortgaged Property, (ii) to the extent applicable in the relevant jurisdiction (A) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Administrative Agent) of the Fair Market Value of such Mortgaged Property and fixtures, as reasonably determined by the Borrower and agreed to by the Administrative Agent, issued by the Title Insurance Company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except for Permitted Liens, together with such endorsements (other than a creditor’s rights endorsement) as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, (B) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the Title Insurance Company to induce the Title Insurance Company to issue the title policies and endorsements contemplated above, (C) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (D) a survey of each Mortgaged Property in such form as shall be required by the Title Insurance Company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the Title Insurance Company), (E) completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and (F) if any Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under Section 5.4 and (iii) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

5.9.    Designation of Subsidiaries.

(a)    The Borrower may at any time by written notice to the Administrative Agent (i) designate any Restricted Subsidiary as an Excluded Subsidiary or an Unrestricted Subsidiary or (ii) remove such designation with respect to any Excluded Subsidiary or designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(b)    Any Excluded Subsidiary shall be treated like an Unrestricted Subsidiary for all purposes of this Agreement; provided that the Excluded Subsidiaries designated pursuant to clause (g) of the definition thereof and Unrestricted Subsidiaries that are designated by the Borrower pursuant to Section 5.9(a) in the aggregate shall not constitute (after intercompany eliminations) greater than 10% of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed fiscal year of the Borrower (such level, the “Excluded Subsidiary Threshold”). In the event the Excluded Subsidiary Threshold is exceeded as of the end of the most recently completed fiscal year of the Borrower, the Borrower shall within three Business Days after delivering its annual financial statements to the Administrative Agent pursuant to Section 5.1, by written notice to the Administrative Agent, remove the designation applicable to one or more Excluded Subsidiaries designated an Excluded Subsidiary pursuant to clause (g) of the definition thereof or Unrestricted Subsidiaries in accordance with Section 5.9(a) in order to comply with the Excluded Subsidiary Threshold.

SECTION 6
Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Documentary Credits shall have expired or terminated and all DC Disbursements shall have been reimbursed, the Borrower a covenants and agrees that:
6.1.    Limitation on Indebtedness secured by Liens and Restricted Subsidiary Indebtedness.

(a)    The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness secured by a Lien on Principal Property or on Collateral, in each case, whether now owned or hereafter acquired, except Permitted Liens.

(b)    The Borrower will not permit any of its Restricted Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness that is not secured by a Lien on Principal Property or on Collateral without causing such Restricted Subsidiary (excluding any Excluded Subsidiary and any Subsidiary that is not a Material Subsidiary) to become a Guarantor (any such Indebtedness or Guarantee, “Restricted Subsidiary Debt”), except the foregoing restriction shall not apply to, and there shall be excluded from Restricted Subsidiary Debt in any computation under such restriction, Restricted Subsidiary Debt constituting:

(1)    Restricted Subsidiary Debt in respect of or under the Obligations;

(2)    Restricted Subsidiary Debt of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Borrower or any Restricted Subsidiary of the Borrower or otherwise becomes a Restricted Subsidiary of the Borrower (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Restricted Subsidiary) or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Restricted Subsidiary of the Borrower (or arising thereafter pursuant to contractual commitments entered into prior to such Person becoming a Restricted Subsidiary) and is assumed by such Subsidiary, other than any increase in the amount of such Restricted Subsidiary Debt (including any increase in the amount of such Restricted Subsidiary Debt arising pursuant to contractual commitments entered into prior to such acquisition) incurred in contemplation thereof; provided that any such Restricted Subsidiary Debt is not Guaranteed by any other Restricted Subsidiary of the Borrower (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(3)    Restricted Subsidiary Debt owed to the Borrower or any Restricted Subsidiary or under Guarantees of any such Restricted Subsidiary Debt;

(4)    Restricted Subsidiary Debt created, incurred, issued, assumed or Guaranteed to pay or finance the payment of all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a Restricted Subsidiary, and any related transactional fees, costs and expenses, provided such Restricted Subsidiary Debt is created, incurred, issued, assumed or Guaranteed within 18 months (or in the case of any Restricted Subsidiary Debt supported by an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, or (ii) the placing into commercial operation of such property after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement (or, in each case, is incurred pursuant to firm commitment financing arrangements obtained within such period), and, provided further, that the outstanding amount of such Restricted Subsidiary Debt, without duplication, does not exceed 100% of the fair value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved at the time such Restricted Subsidiary Debt is incurred; or

(5)    Restricted Subsidiary Debt permitted to be secured by Liens permitted by clauses (5) or (6) of the definition of Permitted Lien (whether or not such Restricted Subsidiary Debt is in fact secured by such Liens) and any Guarantees thereof.

For purposes of this Section 6.1(b), in the event that any Restricted Subsidiary Debt meets the criteria of more than one of the types of Restricted Subsidiary Debt in such Section, the Borrower, in its sole discretion, will classify, and may reclassify, such Restricted Subsidiary Debt and only be required to include the amount and type of such Restricted Subsidiary Debt in one of clauses (1) through (5) of Section 6.1(b) or Section 6.1(c) and Restricted Subsidiary Debt may be divided and classified and reclassified into more than one of the types of Restricted Subsidiary Debt described above. In addition, for purposes of calculating compliance with this Section 6.1, in no event will the amount of any Restricted Subsidiary Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness (for example, and for avoidance of doubt, in the case where more than one Restricted Subsidiary incurs Restricted Subsidiary Debt or otherwise becomes liable for such Restricted Subsidiary Debt, the amount of such Restricted Subsidiary Debt shall only be included once for purposes of such calculations).

(c)    Notwithstanding the other provisions of Section 6.1(a), Section 6.1(b) and Section 6.4(a),

(1)    at such time as a Secured Covenants Period is in effect, the Borrower and its Restricted Subsidiaries may create, assume, incur, Guarantee or otherwise become liable for Indebtedness that otherwise would not be permitted pursuant to Section 6.1(a), Section 6.1(b) or Section 6.1(d) and enter into sale and leaseback transactions that otherwise would not be permitted pursuant to Section 6.4(a), if after giving effect thereto, (1) in the case of Indebtedness or a Guarantee of Indebtedness that constitutes First Lien Debt, the Aggregate First Lien Debt of the Borrower and its Restricted Subsidiaries does not exceed the greater of (x) $5,000,000,000 and (y) 33% of Consolidated EBITDA of the Borrower for the Measurement Period immediately preceding the date of such creation, assumption or incurrence of such Indebtedness or Guaranteeing of or otherwise becoming liable for such Indebtedness or the entering into such sale lease-back transaction, as the case may be, and (2) the Aggregate Priority Debt of the Borrower and its Restricted Subsidiaries does not exceed the greater of (x) $7,500,000,000 and (y) 75% of Consolidated EBITDA of the Borrower for the Measurement Period immediately preceding the date of such creation, assumption or incurrence of such Indebtedness or Guaranteeing of or otherwise becoming liable for such Indebtedness or the entering into such sale lease-back transaction, as the case may be; and

(2)    at such time as an Unsecured Covenants Period is in effect, the Borrower and its Restricted Subsidiaries may create, assume, incur, Guarantee or otherwise become liable for Indebtedness that otherwise would not be permitted pursuant to Section 6.1(a), Section 6.1(b) or Section 6.1(d) and enter into sale and leaseback transactions that otherwise would not be permitted pursuant to Section 6.4(a), if after giving effect thereto, (1) in the case of Indebtedness or a Guarantee of Indebtedness that constitutes Domestic Priority Debt, the Aggregate Domestic Priority Debt of the Borrower and its Domestic Restricted Subsidiaries does not exceed the greater of (x) $1,500,000,000 and (y) 10% of Consolidated EBITDA of the Borrower for the Measurement Period immediately preceding the date of such creation, assumption or incurrence of such Indebtedness or Guaranteeing of or otherwise becoming liable for such Indebtedness or the entering into such sale lease-back transaction, as the case may be, and (2) the Aggregate Priority Debt of the Borrower and its Restricted Subsidiaries does not exceed the greater of (x)

$4,000,000,000 and (y) 25% of Consolidated EBITDA of the Borrower for the Measurement Period immediately preceding the date of such creation, assumption or incurrence of such Indebtedness or Guaranteeing of or otherwise becoming liable for such Indebtedness or the entering into such sale lease-back transaction, as the case may be.

(d)    Notwithstanding the other provisions of Section 6.1(a), (b) and (c), the Borrower and its Restricted Subsidiaries may create, assume, incur, Guarantee or otherwise become liable for Indebtedness not otherwise permitted pursuant to Sections 6.1(a), (b) or (c) that is an extension, renewal, substitution, replacement, refinancing or refunding of Indebtedness that was permitted pursuant to Section 6.1(a), (b) or (c) at the time such Indebtedness was created or incurred; provided that (1) any Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 12 months of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations with respect to such Indebtedness), (2) the outstanding amount of the Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of Indebtedness being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding, (3) if the Indebtedness being extended, renewed, substituted, replaced, refinanced or refunded was secured by a Lien on Collateral or Principal Property, the Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund may be secured by Collateral or Principal Property, and (4) if the Indebtedness being extended, renewed, substituted, replaced, refinanced or refunded was not secured by a Lien on Collateral or Principal Property, the Indebtedness incurred to so extend, renew, substitute, replace, refinance or refund shall not be secured by Collateral or Principal Property.

(e)    For purposes of this Section 6.1 and Section 6.2,  (1) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (as determined in good faith by the Borrower) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (2) in the event that Indebtedness secured by a Lien meets the criteria of more than one of the types of Indebtedness secured by a Lien that is permitted pursuant to Section 6.1(a) or 6.1(c) the Borrower, in its sole discretion, will classify, and may reclassify, such Indebtedness and only be required to include the amount and type of such Indebtedness as permitted pursuant to Section 6.1(a) or 6.1(c), and Indebtedness secured by a Lien may be divided and classified and reclassified into more than one of such types of Indebtedness. In addition, for purposes of calculating compliance with this Section 6.1 or Section 6.2, in no event will the amount of any Indebtedness be required to be included more than once in the same calculation (including in respective calculations of Aggregate First Lien Debt, Domestic Priority Debt, Priority Debt, Aggregate Priority Debt and Aggregate Domestic Priority Debt) despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person and despite the fact that such Indebtedness is both Indebtedness of a Restricted Subsidiary and Indebtedness secured by a Lien (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Borrower and its Restricted Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations).

6.2.    Limitation on Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries, to create or incur any Lien on any Principal Property or on Collateral, in each case, whether now owned or hereafter acquired, in order to secure any Indebtedness, except for (a) Permitted Liens and (b) other Liens securing Indebtedness that is permitted pursuant to Section 6.1(c) or Section 6.1(d)(3). Notwithstanding the foregoing, the Borrower or any Restricted Subsidiary of the Borrower also may create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien securing such Indebtedness).

6.3.    Merger, Consolidation, or Sale of Assets.

(a)    The Borrower may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties, rights and assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person, in a single transaction or in a series of related transactions, unless:

(1)    either (i) the Person formed by or surviving such consolidation or merger is the Borrower or (ii) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties, rights and assets of the Borrower (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia; provided that such Successor Company shall provide such information reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations;

(2)    in any such transaction in which there is a Successor Company, the Successor Company expressly assumes the Obligations pursuant to joinder agreements or other documents reasonably satisfactory to the Administrative Agent; and

(3)    immediately after giving effect to the transaction, no Event of Default and no Default shall have occurred and be continuing.

This Section 6.3 shall not apply to:

(i)    a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction in the United States of America, any State thereof or the District of Columbia; or

(ii)    any consolidation or merger of (a) the Borrower into a Guarantor, (b) a Guarantor into the Borrower or another Guarantor or (c) a Restricted Subsidiary of the Borrower into the Borrower or another Restricted Subsidiary of the Borrower; or

(iii)    any sale, assignment, transfer, conveyance, lease or other disposition of property, rights or assets (a) by the Borrower to a Guarantor, (b) by a Guarantor to the Borrower or another Guarantor or (c) by a Restricted Subsidiary of the Borrower to the Borrower or another Restricted Subsidiary of the Borrower.

(b)    Upon any consolidation of the Borrower with, or merger of the Borrower into, any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all the properties, rights and assets of the Borrower to a Successor Company in accordance with the conditions described in Section 6.3(a), the Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, the First Lien Intercreditor Agreement and the Security Documents with the same effect as if such Successor Company had been named as the Borrower and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement, the First Lien Intercreditor Agreement and the Security Documents.

6.4.    Limitation on Sale and Leaseback Transactions.

(a)    The Borrower will not, and will not permit any of its Restricted Subsidiaries, to enter into any sale and lease-back transaction with respect to any Principal Property or Collateral, whether now owned or hereafter acquired, unless:

(1)    such transaction was entered into prior to the Closing Date;

(2)    such transaction was for the sale and leasing back to the Borrower or a Restricted Subsidiary by the Borrower or any Restricted Subsidiary of any Principal Property or Collateral;

(3)    such transaction involves a lease of Principal Property or Collateral executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the later of (i) the acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment or (ii) the placing into commercial operation of such Principal Property or Collateral after the acquisition or completion of any such development, operation, construction, alteration, repair or improvement;

(4)    such transaction involves a lease for not more than three years (or which may be terminated by the Borrower or the applicable Restricted Subsidiary within a period of not more than three years);

(5)    the Borrower or the applicable Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to Attributable Debt with respect to such sale and lease-back transaction pursuant to Section 6.1(a); or

(6)    the Borrower or the applicable Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of other Principal Property or to the retirement, repurchase or other repayment or prepayment of the Loans or other Pari Passu Lien Indebtedness within 365 calendar days before or after the effective date of any such sale and lease-back transaction; and

(b)    Notwithstanding the other provisions of Section 6.4(a), the Borrower and the applicable Restricted Subsidiary may enter into any sale and lease-back transaction with respect to any Principal Property or Collateral if the Borrower or the

applicable Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to Attributable Debt with respect to such sale and lease-back transaction pursuant to Section 6.1(c).

6.5.    Anti-Corruption Laws and Sanctions. The Borrower will not request any Borrowing or Documentary Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Documentary Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.6.    Financial Covenants.

(a)    The Borrower will not permit, as of the last day of any fiscal quarter of the Borrower, the Total Leverage Ratio to exceed 2.75 to 1.00; provided that following the consummation of a Qualified Acquisition for the four fiscal quarters of the Borrower then ended as set forth in the last Compliance Certificate delivered pursuant to Section 5.2, the Total Leverage Ratio set forth above shall increase for each of the four fiscal quarters of the Borrower ending following the consummation of a Qualified Acquisition to 3.00 to 1.00.

(b)    The Borrower will not permit, as of the last day of any fiscal quarter of the Borrower, the Interest Coverage Ratio to be less than 3.50 to 1.00.

SECTION 7
Events of Default

7.1.    Events of Default. Each of the following is an “Event of Default”:

(a)    failure by the Borrower to pay principal of a Loan when due;

(b)    failure by the Borrower to pay (i) any interest or scheduled fees due under this Agreement or the Security Documents for five Business Days after such amount” becomes due and (ii) any other obligation due under this Agreement or the Security Documents for ten Business Days after such amount becomes due; provided that during any Unsecured Covenants Period, failure by the Borrower to make any such payments under the Security Documents shall not be an Event of Default;

(c)    failure by the Borrower to comply with Section 6.6;

(d)    failure by the Borrower or any of its Restricted Subsidiaries to perform, or breach by the Borrower or any of its Restricted Subsidiaries of, any other covenant, agreement, representation or warranty or condition in this Agreement or any Security Document for 30 calendar days after either the Administrative Agent or the Required Lenders have given the Borrower written notice of the breach in the manner required by this Agreement;

(e)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness of the Borrower or any Guarantor, whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both: (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or such default is with respect to another obligation under such Indebtedness and results in the holder or holders of such Indebtedness causing the payment of such Indebtedness to be accelerated and to become due prior to its stated maturity without such Indebtedness (so long as such Indebtedness is not First Lien Debt) having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of thirty (30) calendar days; and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness not so paid when due, or the maturity of which has been so accelerated, aggregates $100,000,000 or more;

(f)    the Borrower or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:

(1)    commences proceedings to be adjudicated bankrupt or insolvent;

(2)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(3)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(4)    makes a general assignment for the benefit of its creditors;

(g)    a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(1)    is for relief against the Borrower or any Significant Subsidiary in a proceeding in which the Borrower or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(2)    appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary, or for all or substantially all of the property of the Borrower or any Significant Subsidiary; or

(3)    orders the liquidation, dissolution or winding up of the Borrower or any Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;

provided that, in the cases of the foregoing clauses (f) and (g), (i) such event or circumstance is either (x) a voluntary proceeding or results therefrom or (y) under or pursuant to the laws of such Person’s jurisdiction of incorporation or organization or the jurisdiction in which its head office is located or the laws of the jurisdictions in which all or substantially all its assets are located, and (ii) in no event shall any such event or circumstance constitute an Event of Default if such event or circumstance is a result of a bankruptcy, insolvency, reorganization or other similar proceeding with respect such Person or its assets or business that was ongoing or in process at the time such Person became a Subsidiary of the Borrower (including any alternate proceedings) or other such proceedings that are in the nature of either a continuation or extension thereof;

(h)    other than during a Guarantee and Collateral Suspension Period, any of the Security Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to Collateral with a book value greater than $150,000,000, or any Loan Party shall so assert, or any Lien (affecting Collateral with a book value greater than $150,000,000) created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in each case, pursuant to a failure of the Administrative Agent, the Collateral Agent, any other agent appointed by the Administrative Agent, the Collateral Agent or the Lenders to take any action within the sole control of such Person) (it being understood that the release of Collateral from the Security Documents or the discharge of a Guarantor therefrom shall not be construed (x) as any of the Security Documents ceasing to be in full force and effect or (y) as any of the Liens created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby) and such Default continues for 60 calendar days after either the Administrative Agent or the Required Lenders have given the Borrower written notice of the Default in the manner required by this Agreement;

(i)    other than during a Guarantee and Collateral Suspension Period and except as permitted by this Agreement or the Guarantee and Collateral Agreement, any Guaranty Reimbursement Obligation of a Significant Subsidiary ceases, for any reason, to be in full force and effect (other than in accordance with its terms), or any Significant Subsidiary that is a Guarantor denies or disaffirms in writing its obligations under its Guaranty Reimbursement Obligation;

(j)    An ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; and

(k)    any Change of Control shall occur.
In the case of an Event of Default, then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may take any and all of the following actions: (A) at the request of the Required Revolving Lenders, the Administrative Agent shall, by notice to the Borrower, (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately and (ii) require that the Borrower provide cash collateral as required in Section 2.4(j) ~~and~~ (B) at the request of the Required 2019 Incremental Term Loan Lenders, the Administrative Agent shall, by notice to the Borrower, terminate the 2019 Incremental Term Loan Commitments, and thereupon the 2019 Incremental Term Loan Commitments shall terminate immediately and (C) at the request of the Required Lenders, the Administrative Agent shall, by noticed to the

Borrower (i) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (ii) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law. In case of any event with respect to the Borrower described in clause (f) or (g) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the DC Exposure as provided in clause (ii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event of a declaration of acceleration of the Loans because an Event of Default described in Section 7.1(e) has occurred and is continuing, the declaration of acceleration of the Loans shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 7.1(e) shall be remedied or cured, or waived by the holders of the Indebtedness or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within thirty (30) calendar days after declaration of acceleration with respect thereto, and if (1) the annulment of the acceleration of the Loans would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Loans that became due solely because of the acceleration of the Loans, have been cured or waived.

SECTION 8
The Agents

8.1.    Appointment. Each Lender and each Issuing Bank hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender and Issuing Bank irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender and each Issuing Bank hereby irrevocably designates and appoints the Collateral Agent as the agent of such Lender and Issuing Bank under this Agreement and the other Loan Documents, and each such Lender and Issuing Bank irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent and the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent.

8.2.    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent and the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

8.3.    Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or Issuing Banks for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender or Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

8.4.    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts reasonably selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless the Administrative Agent shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders and Issuing Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders and Issuing Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders and Issuing Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and Issuing Banks and all future holders of the Loans.

8.5.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received written notice from a Lender, Issuing Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and Issuing Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders and Issuing Banks); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable in the best interests of the Lenders and Issuing Banks.

8.6.    Non-Reliance on the Agent and Other Lenders. Each Lender and each Issuing Bank expressly acknowledges that neither the Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or Issuing Bank. Each Lender and Issuing Bank represents to the Agent that it has, independently and without reliance upon any Agent, any other Lender or any Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender and Issuing Bank also represents that it will, independently and without reliance upon any Agent, any other Lender or any Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders and Issuing Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

8.7.    Indemnification. To the extent the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or any other agent under Section 9.5, the Lenders and Issuing Banks severally agree to indemnify the Agent in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective ~~Revolving Loan~~Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such ~~Revolving Loan~~Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent, in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s, gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

8.8.    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders, Issuing Bank and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders and Issuing Banks a successor agent for the Lenders and Issuing Banks, which successor agent shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as an Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as an Administrative Agent by the date that is ten (10) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders and Issuing Banks shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Administrative Agent’s resignation, the provisions of this Section 8 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10.    RESERVED.

8.11.    Collateral Security. Other than during a Guarantee and Collateral Suspension Period, the Collateral Agent will hold, administer and manage any Collateral pledged from time to time under the Guarantee and Collateral Agreement either in its own name or as Collateral Agent, but each Lender shall hold a direct, undivided pro rata beneficial interest therein, on the basis of its proportionate interest in the Secured Obligations, by reason of and as evidenced by this Agreement and the other Loan Documents, subject to the priority of payments referenced in Section 6.4 of the Guarantee and Collateral Agreement.

8.12.    Enforcement by the Administrative Agent and Collateral Agent. All rights of action under this Agreement and under the Notes and all rights to the Collateral hereunder may be enforced by the Administrative Agent and the Collateral Agent and any suit or proceeding instituted by the Administrative Agent or the Collateral Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent or Collateral Agent without the necessity of joining as plaintiffs or defendants any other Lenders or Issuing Banks, and the recovery of any judgment shall be for the benefit of Lenders and Issuing Banks subject to the expenses of the Administrative Agent and the Collateral Agent.

8.13.    Withholding Tax. Each Lender and Issuing Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Non-Excluded Taxes or Other Taxes attributable to such Lender or Issuing Bank (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender or Issuing Bank’s failure to comply with the provisions of Section 9.6(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender and Issuing Bank under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13. The agreements in this Section 8.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

8.14.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective

Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Documentary Credits or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Documentary Credits, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Documentary Credits, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Documentary Credits, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Documentary Credits, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)    none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Documentary Credits, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Documentary Credits, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Documentary Credits, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Documentary Credits, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Documentary Credits, the Commitments or this Agreement.

(c)    The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Documentary Credits, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Documentary Credits or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Documentary Credits or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9
Miscellaneous

9.1.    Amendments and Waivers.

(a)    None of this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. Except to the extent otherwise provided in (or permitted by) the Guarantee and Collateral Agreement, the Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (I) enter into written amendments, supplements or modifications hereto or to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (II) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A)(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, (ii) reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Lender’s Commitment (it being understood that a waiver of any Event of Default or Default shall not be deemed to be an increase in the amount of or extension of the expiration date of any Lender’s Commitments), or (iv) release all or substantially all of the Collateral for the Obligations or release all or substantially all of the Guarantors (except, in either case, as expressly permitted by the Loan Documents, including in accordance with Section 9.14), in each case without the written consent of each Lender directly affected thereby, (B) RESERVED; (C) without the consent of all the Lenders, (i) amend, modify or waive any provision of this Section 9.1(a) or any other provision of any Section hereof expressly requiring the consent of all the Lenders (except, in either case, for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford protections to such additional extensions of credit of the type provided to the Commitments on the Closing Date), or (ii) reduce the percentage specified in or otherwise change the definition of Required Lenders (it being understood that, with the consent of the Required Lenders or as otherwise permitted hereunder, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments are included on the Closing Date), or (iii) change Section 2.17 in a manner that would alter the pro rata sharing of payments required thereby (other than as permitted thereby or by Section 9.1(b)), (D) amend, modify or waive any provision of Section 8 or any other provision of this Agreement or the other Loan Documents, which affects, the rights, duties or obligations of the Administrative Agent without the written consent of the Administrative Agent and (E) require consent of any Person to an amendment to this Agreement made pursuant to Section 2.27 other than the Borrower and each Lender participating in the respective Extension; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Issuing Banks hereunder without the prior written consent of the Administrative Agent and Issuing Banks. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Loan Documents, and any Default or Event of Default waived shall be deemed to have not occurred or to be cured and not continuing, as the parties may agree; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. In addition, notwithstanding the foregoing provisions of this Section 9.1(a), only the consent of the Required Lenders and the Borrower shall be required in respect of any amendments or modifications of the following definitions: “Guarantee and Collateral Suspension Period” and “Guarantee and Collateral Period”.

(b)    Notwithstanding anything to the contrary contained in this Section 9.1, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Administrative Agent and the Collateral Agent are each hereby irrevocably authorized by each Lender and Issuing Bank (and each such Lender and Issuing Bank expressly consents), without any further action or the consent of any other party to any Loan Document, to make any technical amendments to the Guarantee and Collateral Agreement to correct any cross-references therein to any provision of this Agreement that may be necessary in order to properly reflect the amendments made to this Agreement.

(c)    Notwithstanding anything to the contrary contained in the Loan Documents, the Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders, all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.1); provided that any waiver, amendment or modification (i) requiring the consent of all Lenders or (ii) each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each Defaulting Lender.

(d)    Notwithstanding the foregoing, (i) only the consent of the Required Revolving Lenders and the Required 2019 Incremental Term Loan Lenders (and the consent of Required Lenders for any other Class of Credit Facility to the extent such consent is expressly required in the related Incremental Amendment) shall be required in respect of amendments, modifications or waivers of the financial covenants set forth in Section 6.6 (or any component definition thereof to the extent applicable thereto) ~~and~~, (ii) only the consent of the Required Revolving Lenders shall be required with respect to waivers of any conditions to the Borrowing of any Revolving Loans, and any such amendment, modification or waiver may be made without the consent of any other Lender (including, for the avoidance of doubt, the Required Lenders)~~.~~ and (iii) only the consent of the Required 2019 Incremental Term Loan Lenders shall be required with respect to waivers of any conditions to the Borrowing of any 2019 Incremental Term Loans, and any such amendment, modification or waiver may be made without the consent of any other Lender (including, for the avoidance of doubt, the Required Lenders).

9.2.    Notices.

(a)    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as set forth in the administrative questionnaire delivered to the Administrative Agent in the case of the Lenders and Issuing Banks, or to such other address as may be hereafter notified by the respective parties hereto and any future parties:

The Borrower:	Micron Technology, Inc.
8000 S. Federal Way
Boise, Idaho 83716-9632
Attention: General Counsel

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: John Fore
Telecopier No.: 650-493-6811

The Administrative Agent:	JPMorgan Chase Bank, N.A.
JPM Loan & Agency Services
10 S. Dearborn St
Chicago, IL 60603
Attention: Pastell Jenkins
Telephone: 312-732-2568
Email: Jpm.agency.cri@jpmorgan.com

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, NY 10017
Attention: Justin M. Lungstrum
Telecopier No.: 212-455-2502

(b)    Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites or other information platform) (the “Platform”) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Sections 2.2, 2.4, 2.7, 2.8(e), 2.11, 2.13, 2.14, 2.15, 2.20 and 2.27(d) unless otherwise agreed by the Administrative Agent and the applicable Lender or the applicable Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    RESERVED.

(d)    Each of the Loan Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)    The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agent or any of their respective officers, directors, employees, agents, advisors or representatives warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by any of the Agent or any of their respective officers, directors, employees, agents, advisors or representatives in connection with the Platform or the Approved Electronic Communications.

(f)    Each of the Loan Parties, the Lenders, Issuing Banks and the Agent agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

9.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Issuing Bank, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4.    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and the other extensions of credit hereunder.

9.5.    Payment of Expenses. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent and the Collateral Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with (i) the development, negotiation, preparation, execution and delivery of this Agreement, the Notes and any other documents prepared in connection herewith or therewith, including any amendment, supplement or modification to any of the foregoing and (ii) the consummation and administration of the transactions contemplated hereby and thereby, and the reasonable fees and disbursements of one counsel to the Administrative Agent, the Collateral Agent and the Arrangers, taken as a whole (and, to the extent necessary, one local counsel in each relevant jurisdiction for all such entities, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction to the affected entities similarly situated, taken as a whole), and security interest filing and recording fees and expenses, (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank for all its reasonable costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents following the occurrence and during the continuance of an Event of Default, including without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent, the Collateral Agent, the Lenders and Issuing Banks and each of their respective affiliates, taken as a whole (and, to the extent reasonably necessary, one local counsel in each relevant jurisdiction for all such entities, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one additional local counsel in each relevant jurisdiction to the affected entities similarly situated, taken as a whole), and (c) to pay, and indemnify and hold harmless each Lender, each Arranger, the Collateral Agent, the Administrative Agent, each Issuing Bank and each of their respective Affiliates, directors, officers, employees, representatives, partners and agents (each, an “Indemnitee”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, preservation of rights and administration of this Agreement, the Notes, the other Loan Documents or the use of the proceeds of the Loans or any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Loan Parties or any of their respective properties and the reasonable fees and expenses of one legal counsel for the Indemnitees taken as a whole in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (c), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities to the extent (x) determined by the final judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s Related Persons, (y) resulting from a material breach by such Indemnitee or any of such Indemnitee’s Related Persons of its material obligations under this Agreement or the other Loan Documents or (z) related to any dispute solely among Indemnitees other than any claims against any Indemnitee in its capacity or in fulfilling its role as an Agent, an Issuing Bank, an Arranger or any similar role under this Agreement and the other Loan Documents and other than any claims involving any act or omission on the part of the Borrower or its Subsidiaries; provided, further, that the Borrower shall in no event be responsible for consequential, indirect, special or punitive damages to any Indemnitee pursuant to this Section 9.5 except such consequential, indirect, special or punitive damages required to be paid by such Indemnitee in respect of any indemnified liabilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. To the extent permitted by applicable law, no Loan Party nor any of their respective Subsidiaries shall assert, and each Loan Party hereby waives, on behalf of itself and its Subsidiaries, any claim against each Lender, each Arranger, each Agent, each Issuing Bank and their respective affiliates, directors, officers, employees, attorneys, representatives, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees, on behalf of themselves and each of their respective Subsidiaries, not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. The agreements in this Section shall survive the termination of this Agreement and repayment of the Loans and all other amounts payable hereunder. This Section 9.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

9.6.    Successors and Assigns; Participations.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted, except that (i) unless otherwise permitted by Section 6.3 hereof, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and Issuing Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)    the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Borrower shall be required for an assignment to a Lender, a depositary institution affiliate of a Lender having access to discount window credit of the Federal Reserve (as defined below), in the case of any Incremental Term Loan, Approved Fund, or, if an Event of Default under Section 7.1(a) or (b) has occurred and is continuing, any other Person; provided further that, with respect to any Incremental Term Loans, the Borrower’s consent shall be deemed to have been given if the Borrower has not responded within five Business Days;

(B)    the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund; and

(C)    each Issuing Bank (such consent not to be unreasonably withheld, delayed or conditioned), provided that (i) no consent of the Issuing Banks shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund and (ii) no consent of the Issuing Banks shall be required for an assignment of the 2019 Incremental Term Loan Commitments.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of Incremental Term Loans, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) or (b) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)    (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (although the Borrower shall not be responsible for the payment of the recordation fee unless the Borrower has chosen to replace a Lender pursuant to Section 2.26) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;

(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws;

(D)    any partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to any single Class of Loans and related Commitments, except that this clause (D) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non- pro rata basis; and

(E)    none of the Loan Parties, their respective Affiliates or any natural person shall be an Assignee hereunder.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 9.5 for the period of time in which it was a Lender hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment shall be effective only upon appropriate entries with respect thereto being made in the Register.

(v)    Upon its receipt of an Assignment and Acceptance (executed via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually)), by a transferor Lender and an Assignee, as the case may be (and, in the case of an Assignee that is not then a Lender, by the Administrative Agent and the Borrower to the extent required under this Section 9.6), together with payment to the Administrative Agent by the transferor Lender or the Assignee of a recordation and processing fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, (ii) on the effective date of such transfer determined pursuant thereto record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the transferor Lender, the Assignee and the Borrower.

(c)    Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Document or to otherwise exercise its voting righting rights under this Agreement and any other Loan Document; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(i) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations of such sections and Sections 2.21 and 2.26 and it being understood that the documentation required under Section 2.19(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

(i)    A Participant shall not be entitled to receive any greater payment under Section 2.18, 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that any entitlement to a greater payment results from a change in any Requirement of Law arising after such Participant became a Participant.

(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in a Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any

Participant or any information relating to a Participant’s interest in any Loans) except to the extent that such disclosure is necessary to establish that such Loan is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)    Subject to Section 9.15, the Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee (in each case which agrees to comply with the provisions of Section 9.15 or confidentiality requirements no less restrictive on such prospective transferee than those set forth in Section 9.15) any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

9.7.    Adjustments; Setoff.

(a)    Except to the extent that this Agreement, any other Loan Document or a court order expressly provides or permits for payments to be allocated to a particular Lender or Issuing Bank or to the Lenders and Issuing Banks, if any Lender or Issuing Bank (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment or participation made pursuant to Section 9.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender or Issuing Bank, if any, in respect of the Obligations owing to such other Lender or Issuing Bank, such Benefited Lender shall purchase for cash from the other Lenders and Issuing Banks a participating interest in such portion of the Obligations owing to each such other Lender and Issuing Bank, or shall provide such other Lenders and Issuing Banks with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders and Issuing Banks; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Notwithstanding anything to the contrary contained in this Section 9.7(a), no extension of Loans that is permitted under Section 2.27 shall constitute a payment of any of such Loans for purposes of this Section 9.7.

(b)    In addition to any rights and remedies of the Lenders and Issuing Banks provided by law and subject to the terms of the Guarantee and Collateral Agreement, each Lender and Issuing Bank shall have the right, unless otherwise agreed in writing by such Lender or Issuing Bank with the Borrower, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, such Issuing Bank, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender and Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such application.

9.8.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

9.9.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10.    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12.    Submission To Jurisdiction; Waivers.

(a)    Subject to clause (b)(iii) of this Section 9.12, each party hereto hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in each case that are located in the Borough of Manhattan, the City of New York;

(b)    The Borrower hereby irrevocably and unconditionally:

(i)    agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(ii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(iii)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of any Agent, any Arranger or any Lender to sue in any other jurisdiction; and

(iv)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13.    Acknowledgements. The Borrower hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)    notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Arrangers shall have no powers, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents;

(c)    the Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may have economic interests that conflict with those of the Borrower; and

(d)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, among the Issuing Banks or among the Borrower and the Lenders.

9.14.    Releases of Guarantees and Liens.

(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender and Issuing Bank (and each such Lender and Issuing Bank hereby expressly consents) (without requirement of notice to or consent of any Lender or Issuing Bank except as expressly required by Section 9.1(a)), and each of the Administrative Agent and the Collateral Agent hereby agrees with the Borrower, to take any action reasonably requested by the Borrower to effect the release of any Collateral or Guarantor from its guarantee obligations (i) during a Guarantee and Collateral Suspension Period, (ii) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1(a) including, in each case and without limitation, any sale, transfer or other disposition of any Collateral or Guarantor (other than to the Borrower or another Guarantor), including as a result of any investments of Collateral in non-Guarantor Subsidiaries to the extent not prohibited by the Loan Documents, (iii) to the extent any such release is permitted at such time pursuant to the Guarantee and Collateral Agreement (including in connection with the grant of a Permitted Prior Lien

(as defined in the Guarantee and Collateral Agreement) or (iv) under the circumstances described in paragraphs (b) or (c) below (and, upon the consummation of any such transaction in preceding clause (ii), (iii) or (iv), such Collateral shall be transferred free and clear of all Liens under the Security Documents and/or such Guarantor shall be released from its obligations under the Guarantee and Collateral Agreement).

(b)    At such time as the Commitments shall have been terminated and the Loans and the other obligations under the Loan Documents shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents with respect to the Loans, and the Security Documents and all obligations with respect to the Loans (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lenders and Issuing Banks hereby agree, and each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender and Issuing Bank (without requirement of notice to or consent of any Lender or Issuing Bank) to take any action required by the Borrower having the effect of releasing a Guarantor from its guarantee obligations hereunder and as a Grantor under the Security Documents if (i) all or substantially all of the assets of such Guarantor have been sold or otherwise disposed of (including by way of merger or consolidation) to a Person that is not a Borrower or a Guarantor or (ii) such Guarantor has been liquidated or dissolved.

(d)    In connection with any release of Collateral of the type described above in clause (a) or (c) or any other transaction involving Collateral which transaction is not prohibited by the Loan Documents, notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender and Issuing Bank (and each such Lender and Issuing Bank hereby expressly consents) (without requirement of notice to or consent of any Lender or Issuing except as expressly required by Section 9.1(a)) to take any action with respect to the Collateral requested by the Borrower to the extent necessary to evidence such release or other transaction, including without limitation, directing the Collateral Agent to execute agreements (including, without limitation, with third parties) with respect to any Collateral, upon the delivery to the Administrative Agent and Collateral Agent of a certificate signed by an officer of the Borrower stating that such action and the release of the Collateral or other transaction, as applicable, is permitted by each Security Document.

(e)    The Guarantee of the Obligations by any Guarantor will terminate upon:

(1)    a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor such that such Guarantor is no longer a Restricted Subsidiary of the Borrower;

(2)    designation of such Guarantor as an Excluded Subsidiary pursuant to Section 5.9;

(3)    if such Guarantor was not required to Guarantee the Obligations pursuant to Section 5.6 but did so at its option, the request by such Guarantor of release at any time; provided that after giving effect to such release the Borrower would be in compliance with the covenants set forth in Sections 5.6 and 6.1; and

(4)    upon the occurrence of a Guarantee and Collateral Suspension Period, subject to reinstatement pursuant to Section 9.14(f).

The Administrative Agent will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee pursuant to the foregoing.

(f)    Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, on or following a Guarantee and Collateral Suspension Date, (a) the Borrower shall be entitled to request by written notice to the Administrative Agent and Collateral Agent the release of any or all of the Liens granted on the Collateral and the release of any or all of the Guarantors from their obligations under any Guarantee of the Obligations, (b) the Lenders hereby irrevocably agree such Liens shall automatically be released and any Guarantee of the Obligations shall automatically be discharged and released without any further action by any Person (and the Administrative Agent and Collateral Agent shall (and are authorized by the Lenders to), at the expense of the Borrower, take all steps reasonably requested by the Borrower to promptly evidence or confirm any such release) and (c) the Unsecured Covenant Period shall become effective.

(g)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lenders and Issuing Banks hereby agree, and each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Lender and Issuing Bank (without requirement of notice to or consent of any Lender or Issuing Bank) to amend any

Security Document, enter into any new Security Document and make filings related thereto in connection with any Secured Covenant Reinstatement Event.

(h)    If, after any Guarantee and Collateral Suspension Date, a Secured Covenant Reinstatement Event occurs, the Guarantee and Collateral Suspension Period shall terminate and all Collateral and the Security Documents, and all Liens granted or purported to be granted therein, and all guaranties of the Guarantors of the Obligations, shall be reinstated on the same terms as of the applicable Collateral Reinstatement Date, and the Loan Parties shall, at their sole cost and expense, take all actions and execute and deliver all documents including the delivery of new guaranty and pledge and security documents, UCC-1 financing statements and stock certificates accompanied by stock powers reasonably requested by the Administrative Agent or Collateral Agent as necessary to create and perfect the Liens of the Collateral Agent in such Collateral, in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, within 90 days of such Secured Covenant Reinstatement Event (or such longer period as the Administrative Agent may agree in its sole discretion) (the first date on which a new pledge and or security document is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”). Upon the occurrence of a Secured Covenant Reinstatement Event, a Secured Covenants Period shall be in effect until such time as a subsequent Guarantee and Collateral Suspension Date shall occur. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, no action taken or omitted to be taken by the Borrower or any of its Restricted Subsidiaries during a Unsecured Covenants Period shall give rise to a Default or Event of Default on or after a Secured Covenant Reinstatement Event so long as such action or omission was permitted during such Unsecured Covenants Period.

(i)    For purposes of this Agreement, (i) the period of time between a Guarantee and Collateral Suspension Date and the subsequent Collateral Reinstatement Date is referred to as the “Guarantee and Collateral Suspension Period,” (ii) any period of time prior to the first Guarantee and Collateral Suspension Date, or following the first Guarantee and Collateral Suspension Date and after a Collateral Reinstatement Date but prior to the subsequent Guarantee and Collateral Suspension Date, is referred to as a “Guarantee and Collateral Period”, (iii) the period of time between a Guarantee and Collateral Suspension Date and the date of the subsequent Secured Covenant Reinstatement Event, is referred to as the “Unsecured Covenants Period” and (iv) any period of time prior to the first Guarantee and Collateral Suspension Date, or following the first Guarantee and Collateral Suspension Date and after a Secured Covenant Reinstatement Event but prior to the subsequent Guarantee and Collateral Suspension Date, is referred to as the “Secured Covenants Period”.

(j)    During any Guarantee and Collateral Suspension Period, any representation, warranty or covenant contained in any Loan Document relating to any Collateral or Guarantor released pursuant to this Section 9.14 shall no longer be deemed to be repeated with respect to such released Collateral or released Guarantor.

9.15.    Confidentiality. Each Agent, each Arranger, each Lender, each Issuing Bank agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent any Agent, any Arranger, any Lender or Issuing Bank from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof (so long as such affiliate agrees to be bound by the provisions of this Section 9.15), (b) subject to an agreement to comply with provisions no less restrictive than this Section 9.15, or to any actual or prospective Transferee (or any professional advisor to such counterparty), (c) to its employees, directors, officers, agents, attorneys, accountants, partners and other professional advisors or those of any of its affiliates, (d) upon the request or demand, or in accordance with the requirements (including reporting requirements), of any Governmental Authority having jurisdiction over such Lender, provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority), I in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law or other legal process, provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority), (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that to the extent permitted by law, such Lender shall promptly notify the applicable Loan Party of such disclosure, (g) to the extent such information has been independently developed by such Lender or that has been publicly disclosed other than in breach of this Agreement, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering this Agreement or the other Loan Documents, will be syndicate-level information, which may (except as provided in the following paragraph) contain material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender confirms to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of material non-public information, (ii) it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws and (iii) it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

The Borrower acknowledges that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its subsidiaries or their securities) (each, a “Public Lender”) and, if documents required to be delivered pursuant to Section 5.1 or 5.2 or otherwise are being distributed through the Platform, the Borrower agrees to designate those documents or other information that are suitable for delivery to the Public Lenders as such. Any document that the Borrower has indicated contains non-public information shall not be posted on that portion of the Platform designated for such Public Lenders. If the Borrower has not indicated whether a document delivered pursuant to Section 5.1 or 5.2 contains non-public information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. The Borrower acknowledges and agrees that copies of the Loan Documents may be distributed to Public Lenders (unless the Borrower promptly notifies the Administrative Agent that any such document contains material non-public information with respect to the Borrower or its securities).

9.16.    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE ISSUING BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.17.    Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by each Lender and the Administrative Agent to maintain compliance with the Patriot Act.

9.18.    No Fiduciary Duty. Each Agent, each Lender, the Arrangers, the Issuing Banks and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto. None of the Arrangers identified on the cover page or signature pages of this Agreement shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender hereunder. Without limiting any other provision of this Article, none of such Arrangers in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender, the Administrative Agent or any other Person by reason of this Agreement or any other Loan Document.

9.19.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(1)    a reduction in full or in part or cancellation of any such liability;

(2)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

9.20.    Lien Sharing and Priority Confirmation. Each Lender party to this Agreement, and the Administrative Agent on behalf of the Lenders, hereby agree that:

(a)    all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Borrower or any other Grantor to secure any Obligations (as defined in the First Lien Intercreditor Agreement) in respect of this Agreement and the Loan Documents, whether or not upon property otherwise constituting collateral for such Obligations (as defined in the First Lien Intercreditor Agreement) in respect of this Agreement and the Loan Documents and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Lien Obligations equally and ratably;

(b)    the Administrative Agent and each of the Lenders in respect of the Obligations (as defined in the First Lien Intercreditor Agreement) in respect of this Agreement and the Loan Documents represented thereby are bound by the provisions of the First Lien Intercreditor Agreement, including without limitation the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens; and

(c)    the Administrative Agent and each of the Lenders consent to and direct the Collateral Agent to perform the Collateral Agent’s obligations under the First Lien Intercreditor Agreement and the Security Documents.

The foregoing provisions of this Section 9.20 are intended for the enforceable benefit of, and will be enforceable as a third party beneficiary by, all holders of First Lien Debt, each existing and future representative of First Lien Debt and the Collateral Agent.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

MICRON TECHNOLOGY, INC.

By:
Name:
Title:

[Signature Page to Micron Technology, Inc. Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:
Name:
Title:

[Signature Page to Micron Technology, Inc. Credit Agreement]

[•], as a Lender

By:
Name:
Title:

[Signature Page to Micron Technology, Inc. Credit Agreement]